                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                           VALERO ENERGY CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

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   (5)  Total fee paid:

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   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:  March 28, 2001

        -----------------------------------------------------------------------

--------------------------------------------------------------------------------

           THE PROMPT RETURN OF PROXY CARDS WILL SAVE THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ASSURE A QUORUM.

--------------------------------------------------------------------------------



[VALERO ENERGY CORPORATION LOGO]



                  NOTICE OF 2001 ANNUAL MEETING OF STOCKHOLDERS

         The Board of Directors has determined that the 2001 Annual Meeting of Stockholders of Valero Energy Corporation will be held on Thursday, May 10, 2001 at 10:00 a.m., Central Time, at Valero's corporate headquarters in San Antonio, Texas, One Valero Place, for the following purposes:

         (1) To elect three Class I directors as members of the Board of Directors to serve until the 2004 Annual Meeting, or until their successors are elected and have qualified;

         (2) To approve the 2001 Executive Stock Incentive Plan for executive officers and employees of the Company; and

         (3) To ratify the appointment of Arthur Andersen LLP as independent public accountants to examine Valero's accounts for the year 2001; and

         (4) To transact any other business properly brought before the meeting.


                                   By order of the Board of Directors,


                                   Jay D. Browning
                                   Corporate Secretary


San Antonio, Texas
March 28, 2001

[VALERO ENERGY CORPORATION LOGO]


                                 PROXY STATEMENT

                                   ----------

                         ANNUAL MEETING OF STOCKHOLDERS

                                   ----------

GENERAL INFORMATION

This Proxy Statement is being mailed to stockholders beginning on or about March 28, 2001 in connection with the solicitation of proxies by the Board of Directors of Valero Energy Corporation(1) to be voted at the 2001 Annual Meeting of Stockholders of Valero on May 10, 2001. The accompanying notice describes the time, place and purposes of the Annual Meeting. Holders of record of Valero's Common Stock, $0.01 par value, at the close of business on March 12, 2001 are entitled to vote on the matters presented at the Annual Meeting. On the record date, 61,125,321 shares of Common Stock were issued and outstanding, and entitled to one vote per share. Action may be taken at the Annual Meeting on May 10, 2001 or on any date or dates to which the meeting may be adjourned. A majority of such shares, present in person or represented by properly executed proxy, shall constitute a quorum. If instructions to the contrary are not given, shares will be voted as indicated on the proxy card. A stockholder may revoke a proxy at any time before it is voted by submitting a written revocation to Valero, returning a subsequently dated proxy to Valero or by voting in person at the Annual Meeting.

Brokers holding shares must vote according to specific instructions they receive from the beneficial owners. If specific instructions are not received, brokers may generally vote these shares in their discretion. However, the New York Stock Exchange precludes brokers from exercising voting discretion on certain proposals without specific instructions from the beneficial owner. This results in a "broker non-vote" on such a proposal. A broker non-vote is treated as "present" for purposes of determining the existence of a quorum, has the effect of a negative vote when a majority of the shares issued and outstanding is required for approval of a particular proposal and has no effect when a majority of the shares present and entitled to vote or a majority of the votes cast is required for approval. Pursuant to the rules of the New York Stock Exchange, brokers will have discretion to vote on the three items scheduled to be presented at the Annual Meeting.

Valero pays for the cost of soliciting proxies and the Annual Meeting. In addition to the solicitation of proxies by mail, proxies may be solicited by personal interview, telephone and similar means by directors, officers or employees of Valero, none of whom will be specially compensated for such activities. Valero also intends to request that brokers, banks and other nominees solicit proxies from their principals and will pay such brokers, banks and other nominees certain expenses incurred by them for such activities. Valero has retained Georgeson Shareholder Communications, Inc., a proxy soliciting firm, to assist in the solicitation of proxies, for an estimated fee of $10,500, plus reimbursement of certain out-of-pocket expenses.

----------

(1) Valero was incorporated in Delaware in 1981 under the name Valero Refining and Marketing Company and became a publicly held corporation on July 31, 1997. Prior to July 31, 1997, Valero was a wholly owned subsidiary of Valero Energy Corporation, or Old Valero. Old Valero was engaged in both the refining and marketing business and the natural gas related services business. On July 31, 1997, Old Valero spun off Valero to Old Valero's stockholders by distributing all of the Common Stock of Valero. Immediately after this distribution, Old Valero, with its remaining natural gas related services business, merged with a wholly owned subsidiary of PG&E Corporation. The distribution and the merger are collectively referred to as the "Restructuring." Upon completion of the Restructuring, Valero's name was changed from Valero Refining and Marketing Company to Valero Energy Corporation and its common stock was listed for trading on the New York Stock Exchange under the symbol "VLO."

PARTICIPANTS IN THE VALERO THRIFT PLAN PLEASE NOTE:

In the case of participants in the Valero Thrift Plan, the proxy card will represent (in addition to any shares held individually of record) the number of shares allocated to the participant's account under the Thrift Plan. For those shares held under the plan, the proxy card will constitute an instruction to the Trustee of the Thrift Plan as to how those shares are to be voted. Shares for which instructions are not received may be voted by the Trustee in accordance with the terms of the Thrift Plan.

INFORMATION REGARDING THE BOARD OF DIRECTORS

The business of Valero is managed under the direction of the Board of Directors. The Board conducts its business through meetings of the Board and its committees. During 2000, the Board held nine meetings and the committees held seven meetings in the aggregate. No member of the Board attended less than 75% of the meetings of the Board of Directors and committees of which he or she was a member.

Valero's Restated Certificate of Incorporation requires the Board to be divided into Class I, Class II and Class III directors, with each class serving a staggered three-year term. The size of the Board is currently set at nine members.

The Board has standing Audit, Compensation and Executive Committees. When deemed necessary or advisable, the Board will form from its members a Nominating Committee to consider and recommend candidates for election to the Board. The standing committees of the Board and the number of meetings held by each committee in 2000 are described below.

AUDIT COMMITTEE

The Audit Committee reviews and reports to the Board on various auditing and accounting matters, including the quality, objectivity and performance of Valero's internal and external accountants and auditors, the adequacy of its financial controls and the reliability of financial information reported to the public. The Audit Committee also monitors Valero's efforts to comply with environmental laws and regulations. Current members of the Audit Committee are Ruben M. Escobedo (Chairman), Dr. Donald M. Carlton and Dr. Susan Kaufman Purcell. The Audit Committee met three times in 2000. For further information, see the "Report of the Audit Committee" on page 27.

COMPENSATION COMMITTEE

The Compensation Committee reviews and reports to the Board on matters related to compensation strategies, policies and programs, including certain personnel policies and policy controls, management development, management succession and benefit programs. The Compensation Committee also approves and administers Valero's stock option, restricted stock, incentive bonus and other stock plans. See "Report of the Compensation Committee of the Board of Directors on Executive Compensation." Current members of the Compensation Committee are Robert G. Dettmer (Chairman), Jerry D. Choate and Lowell H. Lebermann, none of whom are current or former employees or officers of Valero. The Compensation Committee met four times in 2000.

There are no compensation committee interlocks. For the previous three fiscal years, except for compensation arrangements disclosed in this Proxy Statement, the Company has not participated in any contracts, loans, fees, awards or financial interests, direct or indirect, with any committee member, nor is the Company aware of any means, directly or indirectly, by which a committee member could receive a material benefit from the Company.

EXECUTIVE COMMITTEE

The Executive Committee exercises the power and authority of the Board during intervals between meetings of the Board. With limited exceptions specified in Valero's By-laws and under Delaware law, actions taken by the Executive Committee do not require Board ratification. In the absence of a Nominating Committee, the Executive Committee may also review possible director candidates for nomination as a director. Current members of the Executive Committee are William E. Greehey (Chairman), Dr. Ronald K. Calgaard, Robert G. Dettmer and William B. Richardson. The Executive Committee did not meet in 2000.

NOMINATING COMMITTEE

When deemed necessary or advisable, the Board will form from its members a Nominating Committee. If appointed, a Nominating Committee may evaluate policy on the size and composition of the Board and criteria and procedures for director nomination, and may consider and recommend candidates for election to the Board. No Nominating Committee meetings were held in 2000. Robert G. Dettmer (Chairman) and Dr. Ronald K. Calgaard were appointed as a Nominating Committee by the Board with regard to nominations for the 2001 Annual Meeting, and the Committee has had one meeting in 2001. The full Board approved the recommendations of the Nominating Committee and adopted resolutions approving the slate of director nominees to stand for election at the 2001 Annual
Meeting. The full Board also reviewed and approved assignments for the committees of the Board following the Annual Meeting.

COMPENSATION OF DIRECTORS

Non-employee directors receive a retainer fee of $18,000 per year, plus $1,250 for each Board and committee meeting attended. Directors who serve as chairperson of a committee receive an additional $2,000 annually. Each director is also reimbursed for expenses of meeting attendance. Directors who are employees of the Company receive no compensation (other than reimbursement of expenses) for serving as directors.

Valero maintains the Restricted Stock Plan for Non-Employee Directors, or Director Stock Plan, and the Non-Employee Director Stock Option Plan, or Director Option Plan, to supplement the compensation paid to non-employee directors and increase their identification with the interests of Valero's stockholders through ownership of Common Stock. Upon election to the Board, each non-employee director receives a grant of Common Stock valued at $45,000 that vests (become nonforfeitable) in equal annual installments over a three-year period. After all of the Common Stock previously granted to a director under the Director Stock Plan is fully vested and the director is reelected for an additional term, another similar grant is made.

The Director Option Plan provides non-employee directors of Valero automatic annual grants of stock options to purchase Valero's Common Stock. To the extent necessary, the plan is administered by the Compensation Committee of the Board. The plan provides that each new non-employee director elected to the Valero Board automatically receives an initial grant of 5,000 options which vest in equal annual installments over a three-year period. On the date of each subsequent annual meeting of stockholders, each non-employee director (who is not a new non-employee director) automatically receives a grant of 1,000 additional options which vest fully six months following the date of grant. Stock options awarded under the Director Option Plan have an exercise price equal to the market price of the Common Stock on the date of grant. All options expire ten years following the date of grant. Options vest and remain exercisable in accordance with their original terms if a director retires from the Board.

In the event of a "Change of Control" as defined in the Director Stock Plan and Director Option Plan, all unvested shares of Common Stock and options previously granted under the plans immediately become vested or exercisable. The Director Option Plan also contains anti-dilution provisions providing for an adjustment in the number of options granted to prevent dilution of benefits or potential benefits in the event any change in the capital structure of the Company affects the Common Stock.

Under the Retirement Plan for Non-Employee Directors, or Retirement Plan, non-employee directors become entitled to a retirement benefit upon completion of five years of service.

The annual benefit at retirement is equal to 10% of the highest annual cash retainer paid to the director during his or her service on the Board, multiplied by the number of full and partial years of service (not to exceed 10 years). This benefit is then paid for a period (not to exceed 10 years) that is equal to director's length of service on the Board or the director's remaining life, whichever is shorter. Service on the Board of Directors of Old Valero is counted for purposes of computing benefits under the Retirement Plan. The Retirement Plan provides no survivor benefits and is an unfunded plan paid from the general assets of the Company.

PROPOSAL NO. 1  ELECTION OF DIRECTORS

The Company's Board is divided into three classes for purposes of election. Three Class I directors will be elected at the Annual Meeting to serve until the 2004 Annual Meeting of Stockholders or until replaced by their respective successors. Ruben M. Escobedo, Lowell H. Lebermann and William B. Richardson have been nominated for election as Class I directors. The persons named in the enclosed proxy card intend to vote for the election of each of the three nominees, unless you indicate on the proxy card that your vote should be withheld from any or all of such nominees.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR ALL" NOMINEES.

Directors are elected by a plurality of the shares of Common Stock represented at the Annual Meeting and entitled to vote. The three nominees for Class I director receiving the greatest number of votes, whether or not these votes represent a majority of the shares present and voting at the Annual Meeting, will be elected as Class I directors. Votes "withheld" from a nominee will not count against the election of the nominee. If any nominee is unavailable as a candidate at the time of the Annual Meeting, either the number of directors constituting the full Board will be reduced to eliminate the vacancy, or the persons named as proxies will use their best judgment in voting for any available nominee. The Board has no reason to believe that any current nominee will be unable to serve.

INFORMATION CONCERNING NOMINEES AND OTHER DIRECTORS

The following table sets forth information concerning each nominee for election as a director and the current directors whose terms expire in 2002 and 2003. The information provided regarding directors of Valero is based partly on data furnished by the directors and partly on the Company's records. There is no family relationship among any of the executive officers, directors or nominees for director of Valero.


                                                              EXECUTIVE
                                                               OFFICER       AGE AS OF      PRESENT         CURRENT
                                   POSITION(S) HELD          OR DIRECTOR    DECEMBER 31,      TERM          DIRECTOR
     NAME                            WITH VALERO               SINCE(1)        2000          EXPIRES          CLASS
     ----                          ----------------          -----------    ------------    --------        --------
NOMINEES
Ruben M. Escobedo                  Director                      1994           63             2001             I

Lowell H. Lebermann                Director                      1986           61             2001             I

William B. Richardson              Director                      2001           53             2001           N/A(2)


OTHER CURRENT DIRECTORS

Dr. Ronald K. Calgaard             Director                      1996           63             2002            II

William E. Greehey                 Director, Chairman            1979           64             2002            II
                                   of the Board, President
                                   and Chief Executive
                                   Officer

Dr. Susan Kaufman Purcell          Director                      1994           58             2002            II

Dr. Donald M. Carlton              Director                      1999           63             2003           III

Jerry D. Choate                    Director                      1999           62             2003           III

Robert G. Dettmer                  Director                      1991           68             2003           III

----------

(1) Dates reported include service with Old Valero prior to the spin-off of Valero from Old Valero. All directors serving prior to that date were elected to the Board of Valero in 1997 in connection with the spin-off of Valero from Old Valero.

(2) In accordance with Valero's By-Laws, Mr. Richardson, who was elected as a director by the Board during 2001, will be assigned as a Class I director upon his election by the stockholders at the Annual Meeting.

NOMINEES

MR. ESCOBEDO has been with his own public accounting firm, Ruben Escobedo & Company, CPAs, in San Antonio, Texas since its formation in 1977. Mr. Escobedo also serves as a director of Cullen/Frost Bankers, Inc. and previously served as a director of Valero Natural Gas Company from 1989 to 1994. Mr. Escobedo has served as a director of Valero since 1994.

MR. LEBERMANN has been President of Centex Beverage, Inc., a wholesale beverage distributor in Austin, Texas, since 1981. He is also a director of Station Casinos, Inc. Mr. Lebermann has served as a director of Valero since 1986, and previously served on Valero's Board from 1979 to 1983.

MR. RICHARDSON served as Secretary of the United States Department of Energy from August 18, 1998 to January 20, 2001, and served as the United States Ambassador to the United Nations in 1997-1998. Prior to his ambassadorship, Mr. Richardson was elected eight times to the United States House of Representatives to represent New Mexico's 3rd Congressional District. As a Congressman, Mr. Richardson served as Chief Deputy Democratic Whip and was a member of the House Commerce, Resources, and Intelligence Committees. Mr. Richardson also serves as a director of Diamond Offshore Drilling, Inc. and Peregrine Systems, Inc.

OTHER CURRENT DIRECTORS

DR. CALGAARD served as President of Trinity University, San Antonio, Texas, from 1979 until his retirement in 1999. Dr. Calgaard currently serves as Chief Operating Officer of Austin Calvert & Flavin Inc. in San Antonio, and is a director of Luby's Cafeteria, Inc. and The Trust Company. Dr. Calgaard has served as a director of Valero since 1996.

DR. CARLTON was elected as a director of Valero in 1999. Until his retirement on December 31, 1998, Dr. Carlton served as President and Chief Executive Officer of Radian International LLC, an Austin, Texas based engineering and technology firm that is a subsidiary of URS Corporation. Dr. Carlton also serves as a director of National Instruments Corp., American Electric Power Company, Inc. and Salomon Smith Barney Investment Series.

MR. CHOATE was elected as a director of Valero in 1999. Mr. Choate retired from Allstate Corporation at the end of 1998 where he had served as Chairman of the Board and Chief Executive Officer since January 1, 1995. Mr. Choate also serves as a director of Amgen, Inc. and Van Kampen Mutual Funds.

MR. DETTMER served as Executive Vice President and Chief Financial Officer of PepsiCo, Inc. from 1986 until his retirement in 1996. Mr. Dettmer has served as a director of Valero since 1991.

MR. GREEHEY served as Chief Executive Officer and a director of Old Valero from 1979, and as Chairman of the Board of Old Valero from 1983. He retired from his position as Chief Executive Officer in June 1996, but upon request of the Board, resumed this position in November 1996. Since the Restructuring in 1997, Mr. Greehey has served as Chairman of the Board and Chief Executive Officer of Valero and has served as President since the retirement of Mr. Edward C. Benninger on December 31, 1998. Mr. Greehey is also a director of Devon Energy Corporation.

DR. PURCELL has served as Vice President of the Americas Society in New York, New York since 1989 and is also Vice President of the Council of the Americas. She is a consultant for several international and national firms and serves as a director of The Argentina Fund and Scudder Global High Income Fund. Dr. Purcell has served as a director of Valero since 1994.

For detailed information regarding the nominees' holdings of Common Stock, compensation and other arrangements, see "Information Regarding the Board of Directors," "Beneficial Ownership of Valero

Securities," "Executive Compensation," "Arrangements with Certain Officers and Directors" and "Transactions with Management and Others."

BENEFICIAL OWNERSHIP OF VALERO SECURITIES

As of the date of this Proxy Statement, Valero had not received any report from any person or entity reporting that such person or entity is the beneficial owner of 5% or more of Valero's Common Stock.

Except as otherwise indicated, the following table sets forth information as of February 1, 2001 regarding Common Stock beneficially owned (or deemed to be owned) by each nominee for director, each current director, each executive officer named in the Summary Compensation Table and all current directors and executive officers of Valero as a group. The persons listed below have furnished this information to Valero and accordingly this information cannot be independently verified by Valero.


                                           COMMON STOCK
                                           ------------
                                                                    PERCENT
                                        SHARES     SHARES UNDER     OF CLASS
NAME OF                             BENEFICIALLY   EXERCISABLE      (COMMON
BENEFICIAL OWNER(1)                  OWNED(2)(3)    OPTIONS(4)      STOCK)(2)
-------------------                 ------------   ------------     ---------
Keith D. Booke                          33,635         27,500            *
Dr. Ronald K. Calgaard                   2,850         10,135            *
Dr. Donald M. Carlton                    3,389          2,667            *
Jerry D. Choate                          2,014          2,667            *
Robert G. Dettmer(5)                    11,041         13,123            *
Ruben M. Escobedo(6)                     5,524         13,123            *
John D. Gibbons                         49,564         51,064            *
William E. Greehey(7)                  856,319      1,997,816         4.53%
John F. Hohnholt                        37,033         73,432            *
Gregory C. King                         39,765         68,373            *
Lowell H. Lebermann                      1,351          4,161            *
Dr. Susan Kaufman Purcell                3,845         13,123            *
All executive officers and
directors as a group, including
the persons named above
(14 persons)(8)                      1,084,836      2,352,629         5.43%

----------


* Indicates that the percentage of beneficial ownership does not exceed 1% of the class.

(1) The business address for all beneficial owners listed above is One Valero Place, San Antonio, Texas 78212.

(2) As of February 1, 2001, 61,038,088 shares of Common Stock were issued and outstanding. No executive officer, director or nominee for director of Valero owns any class of equity securities of Valero other than Common Stock. The calculation for Percent of Class includes shares listed under the captions "Shares Beneficially Owned" and "Shares Under Exercisable Options."

(3) Includes shares allocated pursuant to the Valero Thrift Plan through January 31, 2001, as well as shares of restricted stock granted under Valero's Executive Stock Incentive Plan and the Director Stock Plan. Except as otherwise noted, each person named in the table, and each other executive officer, has sole power to vote or direct the vote and to dispose or direct the disposition of all such shares beneficially owned by him or her. Restricted Stock granted under the Executive Stock Incentive Plan and the Director

     Stock Plan may not be disposed of until vested. Does not include shares that could be acquired under options, which information is set forth in the second column.

(4) Includes shares subject to options that are exercisable within 60 days from February 1, 2001. Such shares may not be voted unless the options are exercised. Options that may become exercisable within such 60 day period only in the event of a change of control of Valero are excluded. Except as set forth in this Proxy Statement, none of the current executive officers, directors or nominees for director of Valero hold any rights to acquire Common Stock, except through exercise of stock options.

(5)  Includes 1,500 shares held by spouse.

(6)  Includes 673 shares held by spouse and 673 shares held in a trust.

(7) Includes the following shares for which issuance and delivery have been deferred until January of the year following Mr. Greehey's retirement:
     340,834 shares awarded under the Executive Stock Incentive Plan as performance shares, 105,480 shares awarded under the plan that comprise Mr. Greehey's bonus award for 2000, and 27,678 shares previously awarded under the plan as restricted stock.

(8) Only those officers of Valero who have been designated by the Board as "executive officers" have been included in this group.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, or Exchange Act, requires Valero's executive officers, directors and greater than 10% stockholders to file with the SEC certain reports of ownership and changes in ownership. Based on a review of the copies of such forms received and written representations from certain reporting persons, Valero believes that, during the year ended December 31, 2000, its executive officers, directors and greater than 10% stockholders were in compliance with applicable requirements of Section 16(a).



The following Performance Graph and Report of the Compensation Committee of the Board of Directors on Executive Compensation are not "soliciting material," are not deemed filed with the SEC and are not to be incorporated by reference in any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, respectively, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language therein.

PERFORMANCE GRAPH

Set forth below is a line graph which compares the Cumulative Total Return* on an investment in Valero Common Stock, against the cumulative total return of the S&P 500 Composite Index and an index of three peer companies selected by Valero for the period of five fiscal years commencing December 31, 1995 and ending December 31, 2000. The Peer Group selected by Valero consists of three companies engaged in the domestic petroleum refining industry with business operations, risks and markets comparable to Valero's. The Peer Group consists of Sunoco, Inc., Tosco Corporation and Ultramar Diamond Shamrock Corporation.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURNS
                        AMONG VALERO ENERGY CORPORATION,
                       THE S&P 500 INDEX AND A PEER GROUP

                                     [GRAPH]


                                  12/1995    12/1996    12/1997    12/1998    12/1999    12/2000
                                  -------    -------    -------    -------    -------    -------
Valero Common Stock ..........      100        119        197        134        128        242
Peer Group ...................      100        137        192        146        133        180
S&P 500 ......................      100        123        164        211        255        232

This Performance Graph and the related textual information are based on historical data and are not necessarily indicative of future performance.

----------

* Assumes an investment in Old Valero common stock (Valero's former parent) and assumes that each index was $100 on December 31, 1995. "Cumulative Total Return" is based on share price appreciation plus reinvestment of dividends on Old Valero common stock from December 31, 1995 through the date of the Restructuring (July 31, 1997) and on Valero Common Stock from the date of the Restructuring through December 31, 2000 (including reinvestment of the value of the PG&E Corporation shares received as a result of the merger of Old Valero with a subsidiary of PG&E Corporation).

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

Valero's executive compensation programs are administered by the Compensation Committee of Valero's Board of Directors. The Committee is presently composed of three independent outside directors who are not participants in the Company's executive compensation programs. Policies adopted by the Committee are implemented by Valero's compensation and benefits staff. Valero's executive compensation programs are intended to provide strong incentives for high performance, enabling Valero to recruit, retain and motivate the executive talent necessary to be successful.

COMPENSATION POLICIES

Valero's philosophy for compensating executive officers is based on the belief that a significant portion of executive compensation should be incentive based and determined by both the Company's and the executive's performance. Compensation for Valero executives includes base salary, an annual incentive bonus opportunity and long-term, stock-based incentives. The CEO and other executive officers also participate in benefit plans generally available to other employees. The Committee believes that the market in which the Company competes for executive talent is broader than the market defined by the companies included in the Peer Group presented above in the Comparison of Five Year Cumulative Total Return. Accordingly, to assist with determining executive compensation levels, Valero utilizes a group of companies from a nationally recognized compensation database compiled by Towers Perrin, an independent compensation consultant. This group consists of 16 companies, referred to as the Compensation Peer Group, who have significant participation in the domestic oil refining and marketing industry and includes those Peer Group companies for which compensation data is available. Towers Perrin's Compensation Peer Group recommendation reflects consideration of each company's relative revenue, asset base, employee population and capitalization, along with the scope of managerial responsibility and reporting relationships. Base salary, bonuses and other compensation recommendations are developed by Valero's compensation and benefits staff using recognized, independent compensation surveys, reviewed by Towers Perrin and submitted to the Committee for consideration.

Annual incentive bonuses, when awarded, are related both to measures of Company financial performance and to individual performance. Long-term incentives, consisting of performance shares, restricted stock and stock option grants, as well as the noncash portion of annual incentive bonus awards, are intended to balance executive management focus between short and long-term goals and provide capital accumulation linked directly to the performance of Valero's Common Stock. For executive officers other than the CEO, base salary levels are targeted at approximately the 50th percentile of the Compensation Peer Group, while annual and long-term incentive compensation, when awarded, are targeted at the 65th percentile. For the CEO, base salary levels as well as annual and long term incentive compensation, when awarded, are targeted at the 75th percentile.

BASE SALARIES

Base salaries for each executive position are set based on the Compensation Peer Group data for positions having similar duties and levels of responsibility. Base salaries are reviewed annually and may be adjusted to reflect promotions, the assignment of additional responsibilities, individual performance or the performance of the Company. Salaries are also periodically adjusted to remain competitive with the Compensation Peer Group.

ANNUAL INCENTIVE BONUS

Executive officers have the opportunity to earn an annual incentive bonus based on the following three factors:

o the position of the executive officer, which is used to determine a targeted percentage of annual base salary that may be awarded as incentive bonus, with the targets ranging from a low of approximately 45% of base salary to approximately 100% of base salary (for the CEO);

o realization by the Company of quantitative financial performance goals approved by the Committee; and

o        a qualitative evaluation of the individual's performance.

For each executive, the target percentage of base salary is adjusted upward or downward depending upon whether Valero achieves certain financial performance goals. The Committee retains discretion to further adjust individual bonus targets upward or downward by up to 25%, based upon such factors as the Committee deems appropriate, and ultimately to determine whether to award a bonus to any individual. The following quantitative measures of financial performance were utilized in establishing incentive bonuses for 2000:

o return on equity, or ROE, compared with the average ROE for a group of six companies in the domestic oil refining and marketing business, referred to as the Target Group, for the 12-month period ended September 30, 2000;

o return on investment, or ROI, for the 12 month period ended September 30, 2000, compared with the ROI of the Target Group;

o earnings per share, or EPS, of Valero's common stock in 2000 (based on estimates available at the time of computation) compared with Valero's EPS for 1999; and

o the daily average closing price per share of Valero's common stock during November 2000 compared with the daily average closing price during the corresponding period in the prior year.

For the ROE and ROI financial performance measures, the target percentage of base salary is subject to adjustment, upward or downward, depending upon whether Valero's ROE and ROI exceeds, or falls short of, the average ROE and ROI for the Target Group. For the earnings per share and stock price performance measures, the target percentage of base salary is subject to adjustment if the Company's performance exceeds or falls short of the prior year's measures. The four performance factors are given approximately equal weight in determining potential adjustments to the target percentages of base salary for 2000. ROE and ROI are measured against the Target Group rather than the Compensation Peer Group because (i) certain entities for which compensation survey information is not available are nonetheless included in the Target Group because their operations are most comparable to Valero's; and (ii) certain entities with whom Valero competes for executive talent, and who are therefore included in the Compensation Peer Group, have operations sufficiently different in size or scope from Valero's such that financial comparisons are less meaningful.

For 2000, the Company's performance was above the Target Group average for ROE, above the Target Group average for ROI, and above the 1999 earnings per share and stock price performance. Based on these financial results, the Committee determined to adjust the bonus target amounts upward. Executives received bonus awards at an average of approximately 200% of the original target bonus amounts. To further emphasize Valero's goal of increasing stock ownership as a component of both short- and long-term compensation, 50% of each bonus award was paid with shares of Valero's common stock and the remainder in cash.

LONG-TERM INCENTIVE AWARDS

Valero provides stock-based, longer-term compensation for executives through its Executive Stock Incentive Plan. The plan authorizes awards of performance shares which vest (become nonforfeitable) upon the achievement of an objective performance goal, as well as grants of restricted stock, which vest over a period determined by the Committee. For each eligible executive, other than the CEO, a targeted number of performance shares is set with an aggregate hypothetical market value at the date of grant targeted at the 65th percentile of the Compensation Peer Group (described above). For the CEO, a targeted number of performance shares is set with an aggregate hypothetical market value at the date of grant targeted at the 75th percentile of the Compensation Peer Group. The targeted award can then be adjusted based upon an evaluation of individual performance, which (for executives other than the CEO) is based upon the recommendation of the CEO, and other factors the Committee deems appropriate. As with the annual incentive bonus, the Committee retains the discretion to determine whether an award should be made. The total number of shares awarded is a function of Valero's common stock price at the time of grant and the number of shares required to achieve a percentage of compensation target. The Committee anticipates that awards of performance shares will generally be made annually.

Performance shares are earned only upon the achievement of an objective performance measure. Total shareholder return is the performance measure utilized for determining what portion of performance share awards may vest. Each award is subject to vesting in three annual increments, based upon Valero's total shareholder return during rolling three-year periods that end on December 31 of each year following the date of grant. At the end of each performance period, the Company's total shareholder return is compared to the Target Group and ranked by quartile. Participants then earn 0%, 50%, 100% or 150% of that portion of the initial grant amount that is vesting, depending upon whether Valero's total shareholder return is in the last, 3rd, 2nd or 1st quartile; and they earn 200% if Valero ranks highest in the group. Amounts not earned in a given performance period can be carried forward for one additional performance period and up to 100% of the carried amount can still be earned, depending upon the quartile achieved for that subsequent period. For the performance period ended December 31, 2000, Valero's total shareholder return ranked highest in the group, resulting in vesting of eligible shares at the 200% level. The Committee believes this type of incentive award strengthens the tie between the named executive's pay and the Company's financial performance. Because performance share awards are intended to provide an incentive for future performance, determination of individual award grants are not based upon Valero's past performance. Additionally, in determining an individual award, the Committee does not consider performance shares or restricted stock previously awarded or currently held, because the Committee does not wish to encourage executives to sell stock in order to qualify for additional awards.

Under the Executive Stock Incentive Plan, the Committee may grant stock options to executive officers. Procedures for determining the number of options to be granted are in all material respects the same as for performance share awards. Generally, option awards made by the Committee vest over a period of three years in equal installments and expire ten years from the date of grant. The Committee expects to continue this practice. The award and vesting of stock options are not contingent on achievement of any specified performance targets, but the options will provide a benefit to the executive only to the extent that there is appreciation in the market price of Valero's common stock during the option period.

DETERMINATION OF THE CEO'S COMPENSATION

The CEO's compensation is recommended by the Committee and approved by the Board of Directors.

In 1999, the Committee and the Board approved a new employment agreement between the Company and Mr. Greehey as CEO. See "Arrangements with Certain Officers and Directors." Under that agreement, Mr. Greehey's base salary initially remained at $900,000 based on the Committee's evaluation of the most recently available Compensation Peer Group data. In January 2000, Mr. Greehey's base salary was increased to $1.3 million and he received an award of 72,500 performance shares in accordance with the base salary and long-term incentive award targets described above, respectively. In May 2000, Mr. Greehey was awarded options to purchase 150,000 shares of Common Stock under the Executive Stock Incentive Plan in accordance with the guidelines discussed above. In determining the CEO's annual incentive bonus for 2000, the Committee considered the four financial performance measures described above and made substantially the same adjustments as discussed above. Based upon these factors, and considering Mr. Greehey's individual performance and contributions to the Company's growth and record profitability for 2000, in particular, his stewarding the successful acquisition of the Benicia refinery and related assets, the Committee recommended, and on January 18, 2001 the Board of Directors approved, a bonus award to Mr. Greehey equal to $3,600,000, which is approximately 38% higher than the average bonus targets for executives, with 100% of the award payable in shares of Valero's common stock. The Committee and the Board further determined that Mr. Greehey's bonus award would be delivered on January 1 of the year following Mr. Greehey's retirement. As a result, the Company's tax burden under Section 162(m) of the Internal Revenue Code (discussed below) was reduced by approximately $1.3 million in 2000. In order to alleviate the cash flow impact to Mr. Greehey resulting from the delivery of his bonus after his retirement, the Committee and the Board determined to make a loan to Mr. Greehey of $400,000. The loan is evidenced by a promissory note executed by Mr. Greehey and made payable to Valero. The note has a five-year term and bears interest at a rate of 5.85% per annum. Interest and principal on the note are payable at maturity. If Mr. Greehey's employment with Valero ceases prior to the stated maturity of the note, the note must be repaid in full by the end of the third month following such cessation of employment.

TAX POLICY

Under Section 162(m) of the Internal Revenue Code, publicly held corporations may not take a tax deduction for compensation in excess of $1 million paid to the CEO or the other four most highly compensated executive officers unless that compensation meets the Internal Revenue Code's definition of "performance based" compensation. Section 162(m) allows a deduction for compensation to the specified executives that exceeds $1 million only if it is paid solely upon attainment of one or more performance goals established by a compensation committee comprised solely of two or more outside directors, and the material terms under which the compensation is to be paid are disclosed to and approved by the stockholders before payment of the compensation. Valero believes that options granted under its stock option plans (including stock option awards under the Executive Stock Incentive Plan) qualify as performance-based compensation. However, the Executive Stock Incentive Plan does not require satisfaction of quantifiable performance goals for awards of restricted stock, and the performance goals adopted for the performance shares described above have not been specifically approved by the stockholders. Accordingly, restricted stock and performance share grants made under the Executive Stock Incentive Plan are likely ineligible for the performance-based compensation exception of
Section 162(m), notwithstanding the fact that no performance shares are issued unless the performance criteria established by the Committee are met. The Committee considers deductibility under Section 162(m) with respect to compensation arrangements for executive officers. As noted above, the Committee and the Board determined that Mr. Greehey's bonus award would be delivered on January 1 of the year following Mr. Greehey's retirement, and as a result, the Company's tax burden under Section 162(m) was reduced by approximately $1.3 million in 2000. Additionally, as noted below under Proposal No. 2, the Company is seeking stockholder approval of the 2001 Executive Stock Incentive Plan so that awards of performance shares, as well as stock options and stock appreciation rights, will be eligible to meet the "performance based" compensation criteria under Section 162(m). The Committee and the Board believe that it is in the best interest of the Company for the Committee to retain its flexibility and discretion to make compensation awards to foster achievement of performance goals established by the Committee (which may include performance goals defined in the Internal Revenue Code) and other corporate goals the Committee deems important to Valero's success, such as encouraging employee retention, rewarding achievement of nonquantifiable goals and achieving progress with specific projects.

MEMBERS OF THE COMPENSATION COMMITTEE:

Robert G. Dettmer, Chairman
Jerry D. Choate
Lowell H. Lebermann

EXECUTIVE COMPENSATION

The following table provides a summary of compensation paid for the last three years to Valero's CEO, and to its four other most highly compensated executive officers. The table shows amounts earned by such persons for services rendered to the Company in all capacities in which they served, including compensation paid or accrued by Old Valero or by subsidiaries of Old Valero (including Valero and subsidiaries of Valero) prior to the effective date of the Restructuring (see page 1 of this Proxy Statement for a discussion of the Restructuring). Benefits under health care, disability, term life insurance, vacation and other plans available to employees generally are not included in the table.

                     SUMMARY COMPENSATION TABLE (1998-2000)


                                                                            LONG-TERM COMPENSATION
                                                                          --------------------------
                                         ANNUAL COMPENSATION              RESTRICTED      SECURITIES
                                   ----------------------------------       STOCK         UNDERLYING        LTIP       ALL OTHER
 NAME AND                                                    BONUS          AWARDS         OPTIONS        PAYOUTS    COMPENSATION
 POSITION(S)                       YEAR      SALARY($)       ($)(1)         ($)(2)           (#)          ($)(3)        ($)(4)
 -----------                       ----      ---------      ---------     ---------       ----------    ---------    ------------
William E. Greehey                 2000      1,266,674      3,600,000             0        150,000      7,494,375       98,212
Chairman of the Board,             1999        900,000        600,000             0        860,000      1,032,429       77,635
President and Chief                1998        900,000        234,000       117,000        400,000        683,394       78,956
Executive Officer

Gregory C. King                    2000        345,833        375,000             0         30,000        420,898       22,151
Executive Vice President           1999        266,169         90,000       143,750         32,500        158,533       20,012
and Chief Operating Officer        1998        226,002         38,000        19,019         27,500         51,975       16,134

John D. Gibbons                    2000        300,833        350,000             0         30,000        398,171       18,535
Executive Vice President           1999        255,000         80,000        40,313         12,500        130,875       20,056
and Chief Financial Officer        1998        240,000         40,000       125,750         27,500         28,875       18,935

Keith D. Booke                     2000        286,917        325,000             0         30,000        375,375       17,847
Executive Vice President and       1999        233,755         76,000        81,688         27,500        123,633       18,690
Chief Administrative Officer

John F. Hohnholt                   2000        272,504        300,000             0         18,000        366,298       16,884
Senior Vice President              1999        245,004         70,000        40,313         12,500        130,875       19,419
                                   1998        212,502         40,000        65,000         27,500         28,875       14,243

(1) For 1998, executives received a cash bonus and a bonus payable in restricted stock equal to 50% of the cash award. For 1999, executive bonuses were paid 50% cash and 50% in Common Stock. For 2000, executive bonuses (other than Mr. Greehey) were paid 50% cash and 50% in Common Stock. Mr. Greehey's bonus award for 2000 is payable 100% in Common Stock to be delivered on January 1 of the year following Mr. Greehey's retirement. For further information, see "Report of the Compensation Committee of the Board of Directors on Executive Compensation" above.

(2) Dividends are paid on the restricted stock at the same rate as on Valero's unrestricted Common Stock. Amounts for each of Messrs. King, Gibbons, Booke and Hohnholt include 2,000 shares of restricted stock which vest two years following the date of grant. All other shares of restricted stock reported vest 1/3 annually over a three-year period. Amounts reported may include awards the executive has elected to defer. The aggregate number of unvested shares of restricted stock held at December 31, 2000 and the market value of such shares on that date (calculated according to SEC regulation without regard to restrictions on such shares) were: Mr. Greehey, 6,078 shares, $226,026; Mr. King, 6,321 shares, $235,062; Mr. Gibbons, 4,039 shares,
    $150,200; Mr. Booke, 4,321 shares, $160,687; and Mr. Hohnholt, 3,039 shares,
    $113,013.

(3) LTIP payouts are the number of performance share awards vested for 2000 performance multiplied by the market price per share of Valero Common Stock on the vesting date. Amounts reported may include awards the executive has elected to defer. For further information, see the notes following the table entitled "Long Term Incentive Plans-Awards in Last Fiscal Year."

(4) Amounts include Company contributions pursuant to the Thrift Plan and Valero's Excess Thrift Plan, unused portions of amounts provided by the Company under the Company's Flexible Benefits Plan and that portion of interest accrued under the Executive Deferred Compensation Plan which is deemed to be at "above-market" rates under applicable SEC rules. Messrs. Greehey, King, Gibbons, Booke and Hohnholt, were allocated $79,700, $21,450, $18,525, $17,847 and $16,775, respectively, as a result of Company contributions to the Thrift Plan and Valero's Excess Thrift Plan for 2000, and received $6,336, $2,586, $4,122, $4,224 and $3,522, respectively, as reimbursement of certain membership dues. Mr. Greehey also received $13,112 as a result of "above-market" allocations to the Executive Deferred Compensation Plan for 2000. Amounts for Mr. Greehey also include executive insurance policy premiums with respect to cash value life insurance (not split-dollar life insurance) in the amount of $12,212 for 1998, 1999 and 2000.

STOCK OPTION GRANTS AND RELATED INFORMATION

The following table provides further information regarding the grants of stock options to the named executive officers reflected in the Summary Compensation Table.

                    OPTION GRANTS IN THE LAST FISCAL YEAR(1)


                        NUMBER OF       PERCENT OF
                       SECURITIES      TOTAL OPTIONS                       MARKET
                       UNDERLYING         GRANTED                          PRICE AT                        GRANT DATE
                         OPTIONS       TO EMPLOYEES    EXERCISE PRICE      GRANT DATE    EXPIRATION       PRESENT VALUE
       NAME            GRANTED(#)      IN FISCAL YEAR     ($/SH)(1)         ($/SH)          DATE             ($)(2)
       ----            ----------      --------------  --------------      ----------    ----------       -------------
William E. Greehey      150,000             8.1%           28.0000           28.0000      05/04/10          $1,496,100

Gregory C. King          30,000             1.6%           28.0000           28.0000      05/04/10          $  299,220

John D. Gibbons          30,000             1.6%           28.0000           28.0000      05/04/10          $  299,220

Keith D. Booke           30,000             1.6%           28.0000           28.0000      05/04/10          $  299,220

John F. Hohnholt         18,000             1.0%           28.0000           28.0000      05/04/10          $  179,532

(1) All options reported vest in equal increments over a three-year period from the date of grant, unless otherwise noted. In the event of a change of control of Valero, such options may become immediately exercisable pursuant to provisions of the plan under which such options were granted or of an executive severance agreement. Under the terms of the Company's option plans, the exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares or by offset of the underlying option shares, subject to certain conditions.

(2) A variation of the Black-Scholes option pricing model was used to determine grant date present value. This model is designed to value publicly traded options. Options issued under the Company's option plans are not freely traded, and the exercise of such options is subject to substantial restrictions. Moreover, the Black-Scholes model does not give effect to either risk of forfeiture or lack of transferability. The estimated values under the Black-Scholes model are based on assumptions as to variables such as interest rates, stock price volatility and future dividend yield. The estimated grant date present values presented in this table were calculated using an expected average option term of 3.32 years, risk-free rate of return of 6.74%, average volatility rate from August 1, 1997 (the date Valero common stock began trading) through the grant date of 42.79%, and dividend yield of 1.14%, which is the annualized quarterly dividend rate in effect at the date of grant expressed as a percentage of the market value of the Common Stock at the date of grant. The actual value of stock options could be zero; realization of any positive value depends upon the actual future performance of the Common Stock, the continued employment of the option holder throughout the vesting period and the timing of the exercise of the option. Accordingly, the values set forth in this table may not be achieved.

            LONG TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR(1)



                                            PERFORMANCE            ESTIMATED FUTURE PAYOUTS
                           NUMBER OF      OR OTHER PERIOD      UNDER NON-STOCK PRICE-BASED PLANS
                           NUMBER OF      OR OTHER PERIOD     --------------------------------------
                        SHARES, UNITS     UNTIL MATURATION    THRESHOLD       TARGET        MAXIMUM
NAME                   OR OTHER RIGHTS       OR PAYOUT        (# SHARES)    (# SHARES)     (# SHARES
----                   ---------------    ----------------    ----------    ----------     ---------
William E. Greehey          24,167            12/31/00            0           24,167        48,334
                            24,167            12/31/01            0           24,167        48,334
                            24,166            12/31/02            0           24,166        48,332

Gregory C. King              3,334            12/31/00            0            3,334         6,668
                             3,333            12/31/01            0            3,333         6,666
                             3,333            12/31/02            0            3,333         6,666

John D. Gibbons              2,834            12/31/00            0            2,834         5,668
                             2,833            12/31/01            0            2,833         5,666
                             2,833            12/31/02            0            2,833         5,666

Keith D. Booke               2,667            12/31/00            0            2,667         5,334
                             2,667            12/31/01            0            2,667         5,334
                             2,666            12/31/02            0            2,666         5,332

John F. Hohnholt             2,367            12/31/00            0            2,367         4,734
                             2,367            12/31/01            0            2,367         4,734
                             2,366            12/31/02            0            2,366         4,732

(1) Long-term incentive awards are grants of Performance Shares made under the Executive Stock Incentive Plan. Total shareholder return, or TSR, during a specified "performance period" was established as the performance measure for determining what portion of an award may vest. TSR is measured by dividing the sum of (a) the net change in the price of a share of Valero's Common Stock between the beginning of the performance period and the end of the performance period, and (b) the total dividends paid on the Common Stock during the performance period, by (c) the price of a share of Valero's Common Stock at the beginning of the performance period. Each Performance Share award is subject to vesting in three equal increments, based upon the Company's TSR during rolling three-year periods that end on December 31, 2000, 2001 and 2002, respectively. At the end of each performance period, the Company's TSR is compared to the TSR for a target group of comparable companies. Valero and the companies in the target group are then ranked by quartile. Participants then earn 0%, 50%, 100% or 150% of that portion of the initial grant amount that is vesting for such period, depending upon whether the Company's TSR is in the last, 3rd, 2nd or 1st quartile of the target group; 200% will be earned if the Company ranks highest in the group. Amounts not earned in a given performance period can be carried forward for one additional performance period and up to 100% of the carried amount can still be earned, depending upon the quartile achieved for such subsequent period.

The following table provides information regarding securities underlying options exercisable at December 31, 2000, and options exercised during 2000, for the executive officers named in the Summary Compensation Table:

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES


                                                                                 VALUE OF UNEXERCISED
                           SHARES                   NUMBER OF SECURITIES             IN-THE-MONEY
                          ACQUIRED       VALUE     UNDERLYING UNEXERCISED             OPTIONS AT
                         ON EXERCISE   REALIZED     OPTIONS AT FY-END(#)            FY-END ($)(1)
                                                 --------------------------     --------------------------
     NAME                     (#)         ($)    EXERCISABLE  UNEXERCISABLE     EXERCISABLE  UNEXERCISABLE
     ----                -----------   --------  -----------  -------------     ----------   -------------
William E. Greehey            --            --    1,997,816      713,333        34,389,969     9,965,099

Gregory C. King            3,440        57,310       64,207       60,832           931,276       936,965
                          10,455       192,273

John D. Gibbons            3,440        57,310       46,898       47,499           656,650       497,596

Keith D. Booke             1,121        17,365       23,334       57,499           297,296       662,596
                          14,396       204,495
                           3,440        57,310

John F. Hohnholt           3,440        57,310       69,266       35,499         1,199,762       387,346

(1) Represents the dollar value obtained by multiplying the number of unexercised options by the difference between the stated exercise price per share of the options and the closing market price per share of Valero's Common Stock on December 31, 2000.

RETIREMENT BENEFITS

The following table shows the estimated annual gross benefits payable under Valero's Pension Plan, Excess Pension Plan and Supplemental Executive Retirement Plan, or SERP, upon retirement at age 65, based upon the assumed compensation levels and years of service indicated and assuming an election to have payments continue for the life of the participant only.

                   ESTIMATED ANNUAL PENSION BENEFITS AT AGE 65


                                             YEARS OF SERVICE
  COVERED       --------------------------------------------------------------------------
COMPENSATION         15              20              25             30              35
------------    ----------      ----------      ----------      ----------      ----------
$  200,000      $   54,000      $   72,000      $   90,000      $  109,000      $  127,000
   250,000          69,000          92,000         115,000         138,000         161,000
   300,000          84,000         111,000         139,000         167,000         195,000
   400,000         113,000         150,000         188,000         226,000         263,000
   500,000         142,000         189,000         237,000         284,000         331,000
   600,000         171,000         228,000         285,000         343,000         400,000
   700,000         201,000         267,000         334,000         401,000         468,000
   800,000         230,000         306,000         383,000         460,000         536,000
   900,000         259,000         345,000         432,000         518,000         604,000
 1,000,000         288,000         384,000         480,000         577,000         673,000
 1,100,000         318,000         423,000         529,000         635,000         741,000
 1,200,000         347,000         462,000         578,000         694,000         809,000
 1,300,000         376,000         501,000         627,000         752,000         877,000
 1,400,000         405,000         540,000         675,000         811,000         946,000

Valero maintains a noncontributory defined benefit Pension Plan in which virtually all employees are eligible to participate and under which contributions for individual participants are not determinable. Valero also maintains a noncontributory, non-qualified Excess Pension Plan and a non-qualified SERP, which provide supplemental pension benefits to certain highly compensated employees. The Pension Plan (supplemented, as necessary, by the Excess Pension Plan) provides a monthly pension at normal retirement equal to 1.6% of the participant's average monthly compensation (based upon the participant's base earnings during the 60 consecutive months of the participant's credited service, including service with Old Valero, affording the highest such average) times the participant's years of credited service, plus
 .35% times the product of the participant's years of credited service (maximum 35 years) multiplied by the excess of the participant's average monthly compensation over the lesser of 1.25 times the monthly average (without indexing) of the social security wage bases for the 35-year period ending with the year the participant attains social security retirement age, or the monthly average of the social security wage base in effect for the year that the participant retires.

Compensation for purposes of the Pension Plan and Excess Pension Plan includes only salary as reported in the Summary Compensation Table and excludes bonuses. For purposes of the SERP, the participant's most highly compensated consecutive 36 months of service during the participant's last 10 years of employment (rather than 60 months), including employment with Old Valero and its subsidiaries, are considered, and bonuses are included. Accordingly, the amounts reported in the Summary Compensation Table under the headings "Salary" and "Bonus" constitute covered compensation for purposes of the SERP. Pension benefits are not subject to any deduction for social security or other offset amounts.

Credited years of service for the period ended December 31, 2000 for the executive officers named in the Summary Compensation Table are as follows: Mr. Greehey - 37 years; Mr. King - 7 years; Mr. Gibbons - 20 years; Mr. Booke - 18 years; and Mr. Hohnholt - 19 years.

ARRANGEMENTS WITH CERTAIN OFFICERS AND DIRECTORS

Old Valero entered into a severance agreement with Mr. Greehey, which provides certain payments and other benefits in the event of his termination of employment under certain circumstances. Mr. Greehey's severance agreement provides that if he leaves the Company for any reason (other than death, disability or normal retirement) within two years after a "change of control," he will receive a lump-sum cash payment equal to three times his highest compensation during any consecutive 12-month period in the prior three years. He will also be entitled to accelerated vesting of all previously granted stock options and restricted stock. The agreement also provides for special retirement benefits if he would have qualified for benefits under the Pension Plan had he remained with the Company for the three-year period following such termination, continuance of life and health insurance coverages, relocation assistance and other fringe benefits for such three-year period.

Valero has entered into management stability agreements with various key executives, including Messrs. King, Gibbons, Booke and Hohnholt. These agreements are intended to assure the continued availability of these executives in the event of certain transactions culminating in a "change of control" of Valero. Under the management stability agreements, in the event Mr. King, Mr. Gibbons, Mr. Booke or Mr. Hohnholt is terminated within two years after a change of control or divestiture transaction has occurred, and termination is not voluntary or the result of death, permanent disability, retirement or certain other defined circumstances, the executive would be entitled to receive (i) a lump sum cash payment equal to two times the highest annual compensation paid to him during the prior three-year period, and (ii) the continuation of life, disability and health insurance coverages for two years. Each executive would also be entitled to accelerated vesting of all previously granted stock options and restricted stock.

Valero has entered into an employment agreement with Mr. Greehey. The agreement became effective March 25, 1999 and the initial period of the agreement expires on July 31, 2001, which may be extended on a month-to-month basis thereafter. Mr. Greehey has in accordance with the agreement delivered written notice to Valero of his intention to extend the employment agreement, and the Company and Mr. Greehey have executed an extension of employment agreement extending the term of Mr. Greehey's employment beyond the end of the initial period on a month-to-month basis in accordance with the employment agreement. Mr. Greehey may terminate the employment agreement within the extension period by giving Valero 90 calendar days written notice of termination. The agreement provided for Mr. Greehey to serve as Chief Executive Officer of Valero and receive an initial base salary of $900,000 per annum, subject to possible increase adjustments by the Board of Directors. The agreement also provided for the grant to Mr. Greehey of an option to acquire 860,000 shares of Common Stock and a grant of 150,000 Performance Shares, each vesting 50% per year over two years. Mr. Greehey is also eligible to receive an annual bonus in an amount determined by the Board. During his employment, Mr. Greehey will also receive reimbursement for certain club membership dues and fees, tax planning services and a permanent life insurance benefit. In the event Mr. Greehey dies during employment, his base salary shall be paid to his beneficiaries or estate for the remainder of the agreement period.

The agreement provides that Mr. Greehey may retire at any time upon 90 days prior notice. Upon his retirement from employment, Mr. Greehey has agreed to continue to serve at the discretion of the Board as Chairman of the Board for two additional years at a rate of compensation equal to one-half of his base salary in effect at the time of his retirement. Upon his retirement, in addition to retiree medical and other benefits payable to retirees generally, Mr. Greehey would also receive credit for eight additional years of service for purposes of calculating his pension benefits, vesting of certain outstanding derivative securities, office and secretarial facilities and $300,000 of permanent life insurance.

The Company may terminate Mr. Greehey's employment as Chief Executive Officer at any time upon 90 days notice. Unless his termination is for cause, Mr. Greehey would be entitled to receive a pro rata, lump sum cash settlement equal to the sum of (i) Mr. Greehey's base salary for the remaining term of the agreement, plus (ii) an amount equal to the highest annual bonus paid to Mr. Greehey during the preceding five years. If Mr. Greehey's employment is terminated by the Company, he would not be entitled to serve as Chairman or to receive the compensation specified for such service. However, if Mr. Greehey retires and commences service as Chairman of the Board, and is then removed from such position by a majority of the remaining Board members, he would be entitled to receive the balance of the two years compensation for serving as Chairman of the Board. The employment agreement provides that if Mr. Greehey receives a cash payment, and the payment is determined to be subject to the excise tax required for certain "excess parachute payments," then he shall receive a cash bonus to cover the amount of the excise tax payable, plus any taxes on such bonus amount. The employment agreement also states that any amounts that Mr. Greehey may receive under his severance agreement shall be credited against amounts payable under his employment agreement.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

See "Executive Compensation" and "Arrangements with Certain Officers and Directors" for a discussion of compensation paid to certain officers and directors. In connection with the deferral of certain compensation, the Company has made a loan to Mr. Greehey. See "Determination of the CEO's Compensation" in the "Report of the Compensation Committee of the Board of Directors on Executive Compensation."

Except as referenced above, no executive officer, director or nominee for director of Valero has been indebted to the Company, or has acquired a material interest in any transaction to which the Company is a party, during the last fiscal year.

PROPOSAL NO. 2 APPROVAL OF 2001 EXECUTIVE STOCK INCENTIVE PLAN

The Compensation Committee and the Board of Directors have approved, subject to stockholder approval, the Company's 2001 Executive Stock Incentive Plan (the "2001 Plan"). The Board requests stockholder approval of the following resolution.

         RESOLVED, that the 2001 Executive Stock Incentive Plan for executive officers and key employees of the Company is hereby approved and ratified.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO APPROVE THE 2001 EXECUTIVE STOCK INCENTIVE PLAN.

Passage of the proposal requires approval of a majority of the shares represented and entitled to vote at the Annual Meeting. Pursuant to the rules of the New York Stock Exchange, brokers will have discretion to vote on this item to be presented at the Annual Meeting.

Unless otherwise instructed or unless authority to vote is withheld, the persons named in the enclosed proxy card intend to vote for the 2001 Executive Stock Incentive Plan.

The 2001 Plan is necessary because, as of February 1, 2001, only 170,340 shares remain under the Company's existing Executive Stock Incentive Plan (the "Old Plan"), which the Compensation Committee and Board expect to be depleted prior to the 2002 annual meeting of stockholders. Once the Old Plan is depleted, the Company will no longer have a vehicle for equity grants to the Company's executive officers and key employees. Accordingly, the Company is recommending that the stockholders approve the 2001 Plan, which will provide for 3,000,000 shares of Common Stock to be made available for awards under the 2001 Plan.

The Company believes that it has been able to attract and retain highly qualified personnel in part through the use of stock based awards under the Old Plan. The Company believes its executives and key employees will continue to be encouraged to remain with the Company with the adoption of the 2001 Plan. The Company also believes that by providing such executives and key employees with an opportunity to acquire a proprietary interest in the Company and additional incentive and reward opportunities based on the profitable growth of the Company, the 2001 Plan will give the Company's executives and key employees a stronger incentive to work for the continued success of the Company.

No awards or grants have been made under the 2001 Plan, and no awards or grants will be made under the 2001 Plan unless and until the plan is approved by the stockholders. If the 2001 Plan is approved, no awards will be made under the Old Plan once the remaining authorized shares have been utilized, and the Old Plan will be terminated. If the 2001 Plan is not approved by the stockholders, the 2001 Plan shall automatically terminate and be deemed null and void.

DESCRIPTION OF THE PLAN

The following is a summary of the 2001 Plan, and is qualified in its entirety by reference to the 2001 Plan, which is attached as Appendix A to this Proxy Statement. All capitalized terms used but not defined either above or in the following description are used as defined in the 2001 Plan.

The 2001 Plan authorizes the grant of various stock and stock-related awards. The 2001 Plan was adopted by the Board on March 15, 2001. The Board believes that the Company's success and long-term progress depend upon attracting and retaining executive personnel and other key employees of the Company. The Plan is intended to allow the Compensation Committee continued flexibility to use stock and stock-related awards in the Company's overall compensation program. In the following description of the Plan, "Shares" shall mean Valero's $.01 par value common stock, and such other securities or property as may become the subject of awards under the Plan.

Types of Awards

The 2001 Plan permits the granting, to any eligible employee, any or all of the following types of awards: (1) stock options, including both incentive ("ISOs") and non-qualified options; (2) stock appreciation rights ("SARs"), in tandem with stock options or freestanding; (3) restricted stock; (4) performance awards; (5) stock compensation; and (6) other stock-based awards (collectively, "Awards").

Stock Options

Stock options granted under the 2001 Plan are subject to the terms and conditions determined by the Compensation Committee, except that the option exercise price cannot be less than 100% of the fair market value of a Share at the time the option is granted. ISOs may be granted provided they meet the requirements of the Internal Revenue Code of 1986, as amended (the "Code").

The Compensation Committee determines the form in which payment of the exercise price may be made, including cash, Shares, other securities or other property, or any combination thereof, having a fair market value on the exercise date equal to the relevant exercise price.

When a non-qualified option is exercised, the difference between the option price and any higher fair market value of the underlying Shares, generally on the date of exercise, will be ordinary income to the optionee. The Company will be entitled to claim a tax deduction equal to the amount the optionee recognizes as ordinary income. Any gain or loss realized by an optionee upon disposition of the Shares acquired under the option generally will represent a capital gain or loss to the optionee. The optionee's basis in the Shares for determining gain or loss on the disposition of the Shares generally will be the fair market value of the Shares on the date the option is exercised.

In the case of ISOs, although no compensation income is realized upon exercise, the excess of the fair market value on the date of exercise over the option price generally is included in alternative minimum taxable income of the optionee for alternative minimum tax purposes. No Company tax deduction can be claimed in the absence of a disqualifying disposition of the Shares following exercise (within two years of the grant or within one year of exercise).

Stock Appreciation Rights

Stock Appreciation Rights, or SARs, may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to another Award. The grant price of an SAR cannot be less than 100% of the fair market value of a Share at the time the SAR is granted. The Compensation Committee may impose such conditions or restrictions on the exercise of any SAR as it shall deem appropriate.

In the case of SARs granted either freestanding or in tandem with an option, the participant will not realize any compensation income at the time of grant. However, the fair market value of stock or cash delivered to the participant pursuant to the exercise of such SAR will be treated as ordinary income to the participant at the time of exercise.

Restricted Stock

The Compensation Committee determines the employees to whom restricted stock shall be granted, the number of Shares to be granted to each participant, the duration of the restriction period, the conditions under which the restricted stock may be forfeited to the Company and other terms and conditions of Awards of restricted stock. Restricted stock may not be disposed of by the participant until the restrictions specified in the Award expire. The participant will have the right to vote the Shares and receive any cash dividends during the restriction period.

When a participant receives an award of restricted stock, the participant generally will realize ordinary income in an amount equal to the fair market value of the Shares less any amount paid for such Shares at the time when the participant's rights with respect to such Shares are no longer subject to a substantial risk of forfeiture (unless the participant elects to accelerate recognition as of the date of the grant). Dividends paid to the participant during the restriction period will be taxable as ordinary income. Subject to
Section 162(m) of the Code, the Company generally will be allowed a tax deduction, subject to certain limitations, equal to the amount of ordinary income that is realized by the participant.

Performance Awards

Performance awards may be granted under the 2001 Plan which shall consist of a right payable in cash, Shares, other securities or other property upon the achievement of performance goals. The Compensation Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any performance award and the amount of any payment or transfer to be made pursuant to any performance award. Performance awards may be paid in a lump sum, installments, on a deferred basis or otherwise in accordance with procedures established by the Compensation Committee.

The Compensation Committee must certify prior to payment that the previously established performance goal has been met. Performance goals are based upon any one or a combination of (i) the Company's total stockholder return during a specified performance period, either individually or in comparison with that achieved by a specified target group of other companies approved by the Committee, (ii) the Company's return on equity during a specified period, either individually or in comparison with that achieved by a target group, (iii) the Company's return on investment during a specified period, either individually or in comparison with that achieved by a target group, (iv) the Company's earnings per Share during a specified period, or (v) the Company's final or average stock price compared with the stock price for an earlier specified date or period. For any performance award that is intended to comply with Section 162(m) of the Code, specification of the performance goal must be made either (a) prior to the beginning of the performance period, or (b) not later than 90 days after the commencement of the performance period, provided that the outcome as to the attainment or non-attainment of the performance goal is substantially uncertain when the specification is made and that no more than 25% of the performance period has elapsed. The Committee, in its sole discretion, may provide for a reduction, but not an increase, in the value of a Performance award during the performance period and prior to certification that the established performance goal has been met.

When a participant receives payment of a performance award, the participant generally will realize ordinary income in an amount equal to the fair market value of such award less any amount paid for the award. The Company generally will be allowed a tax deduction, subject to certain limitations, equal to the amount of ordinary income that is realized by the participant. Such deduction may be limited by Section 162(m) of the Code for any performance award not intended to comply with Section 162(m).

Stock Compensation

The Compensation Committee shall have authority to pay in Shares all or any portion of the amounts payable under any compensation program of the Company. The number and type of Shares to be distributed in lieu of the cash compensation applicable to any Award, as well as the terms and conditions of any bonus awards, shall be determined by the Compensation Committee. Such Awards generally will result in ordinary income to the participant when paid and, subject to
Section 162(m) of the Code, the Company will be entitled to a corresponding tax deduction.

Other Stock-Based Awards

The Compensation Committee may grant other forms of Awards based on, payable in, or otherwise related in whole or in part to Shares under the 2001 Plan. Subject to the terms of the 2001 Plan, the Compensation Committee shall determine the terms and conditions of any such other stock-based Awards. Such Awards generally will result in ordinary income to the participant when paid and, subject to
Section 162(m) of the Code, the Company will be entitled to a corresponding tax deduction.

As of March 21, 2001, the closing price of the Company's common stock as quoted on the New York stock Exchanges was $35.85.

Eligibility for Participation

Executive officers and key employees of the Company and its subsidiaries, as designated by the Compensation Committee, are eligible for participation under the 2001 Plan. The Company estimates that, at the date of this Proxy Statement, seven executive officers of the Company and approximately 600 key employees of the Company and its subsidiaries are eligible for Awards under the 2001 Plan. Non-employee directors of the Company are not eligible to participate in the 2001 Plan.

Administration

The 2001 Plan will be administered by the Compensation Committee, composed of directors appointed by the Board who are non-employee directors, as defined by Rule 16b-3 of the Securities Exchange Act of 1934, and outside directors, as defined in Section 162(m) of the Code. The Compensation Committee has the authority, subject to the terms of the 2001 Plan, to determine which participants will receive an Award, the time or times when such Awards will be made, the types of Awards, the number of shares of Common Stock to be issued under the Awards or the value or amount of the Awards and the terms and conditions of Awards. All decisions under or with respect to the 2001 Plan are within the sole discretion of the Compensation Committee and are final.

Amendment

The Board may terminate or amend the 2001 Plan without stockholder approval, except that stockholder approval is required for any amendment that would (i) materially increase the number of Shares available for Awards, (ii) change the class of employees eligible to receive Awards, (iii) permit Awards encompassing rights to purchase Shares, including stock options and SARs, to be granted with a per Share grant, exercise or purchase price of less than the fair market value of a Share on the date of grant.

Additionally, no amendment, without the approval of the stockholders, may be made to any outstanding option to lower the purchase price per Share under that option (or to cancel and replace any outstanding option with a new option having a lower purchase price per Share).

Effective Date and Termination

The 2001 Plan will become effective on May 10, 2001, subject to stockholder approval. The 2001 Plan will terminate on May 10, 2011, after which no additional Awards may be made under the 2001 Plan. Additionally, the Board may terminate the 2001 Plan at any time. However, unless otherwise expressly provided in the 2001 Plan or in an applicable Award Agreement, any Award made prior to, and outstanding on such termination date, shall remain valid in accordance with its terms and conditions, and the authority of the Board or the Committee to amend, suspend, or terminate any such Award or to waive any conditions or rights under any such Award in accordance with the 2001 Plan, shall extend beyond such date.

Shares Available Under the Plan

Subject to adjustment as described more fully below, 3,000,000 Shares may be issued under the 2001 Plan. Not more than 1,000,000 Shares may be awarded to any one Participant during any calendar year.

Code Section 162(m)

Under Section 162(m) of the Internal Revenue Code, publicly held corporations may not take a tax deduction for compensation in excess of $1 million paid to the CEO or the other four most highly compensated executive officers unless that compensation meets the Internal Revenue Code's definition of "performance based" compensation. Section 162(m) allows a deduction for compensation to the specified executives that exceeds $1 million only if it is paid solely upon attainment of one or more performance goals established by a compensation committee comprised solely of two or more outside directors, and the material terms under which the compensation is to be paid are disclosed to and approved by the stockholders before payment of the compensation.

The Company is seeking stockholder approval of the 2001 Plan to ensure that awards of stock options, stock appreciation rights and performance awards under the 2001 Plan will be eligible to meet the "performance based" compensation criteria under Section 162(m). It is intended for the 2001 Plan to meet the requirements of Section 162(m) so that the Compensation Committee may, in its discretion, make Awards of options, SARs and performance awards that constitute "performance-based" compensation within the meaning of such section. The Company believes that Awards intended and structured as such by the Compensation Committee will meet the requirements for "performance-based" compensation under
Section 162(m), and that the amount of ordinary income to the participant with respect to such Awards generally will be allowed as a deduction for federal income tax purposes to the Company. Grants of restricted stock and other stock-based Awards will likely not qualify as "performance-based" compensation and, in such event, would be subject to Section 162(m) deduction restrictions.

Withholding

The Company has the right to deduct from any or all Awards any taxes required by law to be withheld and to require any payments necessary to enable it to satisfy its withholding obligations.

Adjustments

If the Compensation Committee determines that any stock dividend, rights distribution, split-up, recapitalization, combination or exchange of shares, merger, consolidation, acquisition of property or stock, spin-off or separation, reorganization, liquidation or other similar event affects the Shares so that an adjustment is necessary to prevent dilution or enlargement of the benefits or potential benefits intended under the 2001 Plan, then the Compensation Committee shall adjust any or all of the Awards appropriately.

Change of Control

In the event of a "Change of Control" as defined in the 2001 Plan, each Award held by a Participant pursuant to the 2001 Plan shall remain in full force and effect until the earlier of (i) the expiration date of the Award, or (ii) 90 days following the Participant's date of termination of employment with the Company. Additionally, upon a Change of Control, the Compensation Committee may take any one or more of the following actions in connection with any Awards made under the 2001 Plan: (a) accelerate the exercise or vesting date; (b) provide for the purchase in cash of the Award; (c) make adjustments to the Award as the Compensation Committee deems appropriate to reflect the Change of Control; or (d) cause any outstanding Award to be assumed, or a new right substituted therefor, by the acquiring or surviving corporation.

Plan Benefits

Because Awards under the 2001 Plan are granted at the discretion of the Compensation Committee, it is not possible for the Company to determine and disclose the amount of Awards that may be granted to the Named Executives or to any of the other 2001 Plan participants if the Proposal is approved. Furthermore, no awards or grants have been made under the 2001 Plan, and no awards or grants will be made under the 2001 Plan unless and until the plan is approved by the stockholders.

PROPOSAL NO. 3 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board requests stockholder approval of the following resolution adopted at the Board meeting held on March 15, 2001, appointing Arthur Andersen LLP, 70 N.E. Loop 410, San Antonio, Texas 78216, as independent public accountants for the Company for the year 2001. Arthur Andersen LLP has served continuously in such capacity for Old Valero and the Company since 1979.

         RESOLVED, that the appointment of the firm of Arthur Andersen LLP, Certified Public Accountants, as the independent auditors for the Company for the purpose of conducting an examination and audit of the financial statements of Valero and its subsidiaries for the fiscal year ending December 31, 2001 is hereby approved and ratified.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS.

Passage of the proposal requires approval of a majority of the shares represented and entitled to vote at the Annual Meeting. If the appointment is not approved, the adverse vote will be considered as an indication to the Board that it should select other independent public accountants for the following year. Because of the difficulty and expense of making any substitution of accountants so long after the beginning of the current year, it is contemplated that the appointment for 2001 will be permitted to stand unless the Board finds other good reason for making a change.

A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting to respond to appropriate questions raised at the Annual Meeting or submitted to them in writing prior to the Annual Meeting. The representative may also make a statement if he or she desires to do so.

ARTHUR ANDERSEN LLP FEES FOR FISCAL YEAR 2000

Audit Fees. Audit fees incurred by the Company with respect to the Arthur Andersen LLP audit of Fiscal Year 2000 financial statements were $979,100.

Financial Information Systems Design and Implementation Fees. No services were performed by, or fees incurred to Arthur Andersen LLP in connection with financial information systems design and implementation projects for Fiscal Year 2000.

All Other Fees. All other fees incurred by the Company payable to Arthur Andersen LLP with respect to Fiscal Year 2000 were $732,766. These fees related primarily to provision of services with respect to acquisitions and related financings and foreign trade matters.

The Audit Committee considered whether the provision of services described above under "All Other Fees" is compatible with maintaining Arthur Andersen LLP's independence.

REPORT OF THE AUDIT COMMITTEE FOR FISCAL YEAR 2000(2)

The Audit Committee is composed of three directors who are not officers of the Company. Under currently applicable rules of the New York Stock Exchange, all members are independent. The Board of Directors has adopted a written charter for the Audit Committee, which is included as Appendix B to this Proxy Statement.

Management is responsible for the Company's internal controls and the financial reporting process. Arthur Andersen LLP, the Company's independent accountants, are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee monitors and oversee these processes. The Committee recommends to the Board of Directors the selection of the Company's independent auditors.

The Committee has reviewed and discussed the Company's audited financial statements with management and the independent accountants. The Committee has discussed with Arthur Andersen LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). The Committee has received the written disclosures and the letter from Arthur Andersen LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with Arthur Andersen LLP that firm's independence.

Based on the foregoing review and discussions and such other matters the Committee deemed relevant and appropriate, the Committee recommended to the Board of Directors that the audited financial statements of the Company be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

MEMBERS OF THE AUDIT COMMITTEE:
Ruben M. Escobedo, Chairman
Dr. Donald M. Carlton
Dr. Susan Kaufman Purcell


----------

    (2) The material in this Report of the Audit Committee of the Board of Directors is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, respectively, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language therein.

PROPOSAL NO. 4 OTHER BUSINESS

If any matters not referred to in this Proxy Statement properly come before the Annual Meeting, a majority of the persons named in the proxy (or, if one such person acts, then that one) may vote the shares represented by proxy in accordance with their best judgment. The Board was not aware at a reasonable time before solicitation of proxies began of any other matters that would be presented for action at the meeting.

STOCKHOLDER PROPOSALS

Under Valero's By-Laws, stockholders intending to bring any business before an Annual Meeting of Stockholders, including nominations of persons for election as directors, must give prior written notice to the Corporate Secretary regarding the business to be presented or persons to be nominated. The notice must be received at the principal executive office of Valero within the specified period and must be accompanied by the information and documents specified in the By-Laws. A copy of the By-Laws may be obtained by writing to the Corporate Secretary of Valero.

The provisions of the By-Laws do not affect any stockholder's right to request inclusion of proposals in the Proxy Statement pursuant to Rule 14a-8 under the Exchange Act. Rule 14a-8 of the federal proxy rules specifies what constitutes timely submission for a stockholder proposal to be included in the Company's proxy statement. If a stockholder desires to bring business before the meeting which is not the subject of a proposal timely submitted for inclusion in the proxy statement, the stockholder must follow procedures outlined in the Company's By-Laws. A copy of these procedures is available upon request from the Corporate Secretary of the Company, P.O. Box 500, San Antonio, Texas, 78292-0500. One of the procedural requirements in the Company's By-Laws is timely notice in writing of the business the stockholder proposes to bring before the meeting. Notice must be received not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting. It should be noted that those By-Law procedures govern proper submission of business to be put before a stockholder vote and do not preclude discussion by any stockholder of any business properly brought before the annual meeting. Under the SEC's proxy solicitation rules, to be considered for inclusion in the proxy materials for the 2002 Annual Meeting of Stockholders, stockholder proposals must be received by the Corporate Secretary at Valero's principal office in San Antonio, Texas by November 28, 2001.

Valero will consider recommendations by stockholders for directors to be nominated at the 2002 Annual Meeting of Stockholders. Recommendations must be in writing and include sufficient biographical and other relevant information such that an informed judgment as to the proposed nominee's qualifications can be made. Recommendations must be accompanied by a notarized statement executed by the proposed nominee consenting to be named in the Proxy Statement, if nominated, and to serve as a director, if elected. Recommendations received in proper order by the Corporate Secretary at Valero's principal executive office at least six months prior to the 2002 Annual Meeting of Stockholders will be referred to, and considered by, the Executive Committee or, if appointed, a Nominating Committee.

Stockholders are urged to review all applicable rules and, if questions arise, to consult their own legal counsel before submitting a nomination or proposal to Valero. No stockholder recommendations or proposals were received within the required period before the Annual Meeting.

MISCELLANEOUS

Consolidated financial statements and related information for Valero, including audited financial statements for the fiscal year ended December 31, 2000, are contained in the Company's Annual Report on Form 10-K which is being distributed to Stockholders with this Proxy Statement.

Valero's Annual Report to Stockholders for the fiscal year ended December 31, 2000 has simultaneously been mailed to stockholders entitled to vote at the Annual Meeting. The Annual Report is not to be treated as a part of the proxy materials.

Computershare Investor Services, Chicago, Illinois, serves as transfer agent, registrar and dividend paying agent for Valero's Common Stock. Correspondence relating to any stock accounts, dividends or transfers of stock certificates should be addressed to:

Computershare Investor Services
Shareholder Communications
P.O. Box 1689
Chicago, IL 60690-1689
(312) 588-4700



                                         By order of the Board of Directors,


                                         Jay D. Browning
                                         Corporate Secretary
San Antonio, Texas
March 28, 2001

                                   APPENDIX A



                            VALERO ENERGY CORPORATION




                       2001 EXECUTIVE STOCK INCENTIVE PLAN


                                  May 10, 2001

                                TABLE OF CONTENTS



SECTION 1.  PURPOSE .............................................   1

SECTION 2.  DEFINITIONS .........................................   1

SECTION 3.  ADMINISTRATION ......................................   3

SECTION 4.  SHARES AND OTHER PROPERTY AVAILABLE FOR AWARDS ......   4
    Shares Available ............................................   4
    Sources of Shares Deliverable Under Awards ..................   4
    Adjustments .................................................   4
    Share Counting ..............................................   5

SECTION 5.  ELIGIBILITY .........................................   6

SECTION 6.  AWARDS ..............................................   6
    Options .....................................................   6
        Exercise Price ..........................................   6
        Incentive Stock Options .................................   6
    Stock Appreciation Rights ...................................   6
        Grant Price .............................................   7
        Other Terms and Conditions ..............................   7
    Restricted Stock ............................................   7
        Dividends ...............................................   7
        Registration ............................................   7
        Forfeiture ..............................................   7
        Issuance of Shares ......................................   7
    Performance Awards ..........................................   7
        Terms and Conditions ....................................   8
        Payment of Performance Awards ...........................   8
    Stock Compensation ..........................................   8
    Other Stock-Based Awards ....................................   8
    Exercise of Option or SAR Awards ............................   9
        Notice ..................................................   9
        Payment .................................................   9
        Tax Payment Election ....................................   9
        Payment with Stock ......................................   9
        Valuation ...............................................  10
        Rights as Stockholder ...................................  10


  General .................................................................  10
    Grants ................................................................  10
    Forms of Payment by Company ...........................................  10
    Limits on Transfer ....................................................  11
    Term of Awards ........................................................  11
    Share Certificates ....................................................  11
    Delivery of Shares or Other Securities and Payment of Consideration ...  11
    Termination of Employment .............................................  11
    Award Agreements ......................................................  12
    Deferral of Receipt ...................................................  12

SECTION 7.  AMENDMENT AND TERMINATION .....................................  13
  Amendments to the Plan ..................................................  13
  Amendments to Awards ....................................................  13
  Unusual or Nonrecurring Events ..........................................  13

SECTION 8.  CHANGE OF CONTROL .............................................  14
  Effect ..................................................................  14
  Defined .................................................................  14
  Actions of Committee ....................................................  15

SECTION 9.  GENERAL PROVISIONS ............................................  15
  No Rights to Awards .....................................................  15
  Delegation ..............................................................  15
  Withholding .............................................................  16
  No Limit on Other Compensation Arrangements .............................  16
  No Right to Employment ..................................................  16
  Governing Law ...........................................................  16
  Severability ............................................................  16
  NYSE Listing and Other Laws and Regulations .............................  16
  No Trust or Fund Created ................................................  16
  No Fractional Shares ....................................................  17
  Code Section 162(m) .....................................................  17
  Headings ................................................................  17
  Construction ............................................................  17

SECTION 10. EFFECTIVE DATE OF THE PLAN ....................................  17

SECTION 11. TERM OF THE PLAN ..............................................  17

                       2001 EXECUTIVE STOCK INCENTIVE PLAN


SECTION 1. PURPOSE.

The purposes of this 2001 Executive Stock Incentive Plan (the "Plan") are to promote the interests of the Company and its stockholders by (i) attracting and retaining executive personnel and other key employees of the Company and its affiliates; (ii) motivating these employees by using performance- related incentives to achieve longer range performance goals; and (iii) enabling these employees to participate in the long-term growth and financial success of the Company.

SECTION 2. DEFINITIONS.

As used in the Plan, the following terms shall have the meanings set forth below:

(a) "Affiliate" shall mean (i) any entity that, directly or through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

(b) "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock, Performance Award, Stock Compensation Award or Other Stock-Based Award.

(c) "Award Agreement" shall mean any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

(d)      "Board" shall mean the Board of Directors of the Company.

(e) "Cause" shall mean the (i) conviction of the Participant by a state or federal court of a felony involving moral turpitude, (ii) conviction of the Participant by a state or federal court of embezzlement or misappropriation of funds of the Company, (iii) negligence or misconduct of the Participant which causes material loss, damage or injury to the Company, any of its Affiliates or their respective employees, or (iv) Participant's failure to satisfactorily perform the material stated duties of Participant's position with the Company or any of its Affiliates.

(f)      "Change of Control" is defined in Section 8(b) of the Plan.

(g) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

(h) "Committee" or "Compensation Committee" shall mean the Compensation Committee of the Board as further described in Section 3 of the Plan.

(i) "Company" shall mean Valero Energy Corporation, a Delaware corporation, formerly known as "Valero Refining and Marketing Company."

(j)      "Employee" shall mean any employee of the Company or of any Affiliate.


(k) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

(l)      "Exercisable Award" is defined in Section 6(h)(vii)(A).

(m)      "Exercise Notice" is defined in Section 6(g)(i) of the Plan.

(n) "Fair Market Value" shall mean the average of the "high" and "low" reported sales price per Share (as reported in the NYSE - Composite Transactions listing) as of the relevant measuring date, or if there are no sales on the NYSE on that measuring date, then as of the next following day on which there were sales.

(o) "Incentive Stock Option" shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

(p) "Non-Qualified Stock Option" shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

(q)      "Notice Date" is defined in Section 6(g)(i) of the Plan.


(r)      "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock
         Option.

(s) "Other Stock-Based Award" shall mean any right granted under Section 6(f) of the Plan.

(t)      "Participant" shall mean any Employee granted an Award under the Plan.

(u) "Performance Award" shall mean any right granted under Section 6(d) of the Plan.

(v) "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

(w) "Restricted Stock" shall mean any Share, prior to the lapse of restrictions thereon, granted under Section 6(c) of the Plan.

(x) "Rights Agreement" shall mean the Rights Agreement, dated as of June 18, 1997, between the Company and Computershare Investor Services, L.L.C., as Rights Agent (successor Rights Agent to Harris Trust and Savings Bank), as amended.

(y) "Rule 16b-3" shall mean Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

(z) "SAR" or "stock appreciation right"is further described in Section 6(b) of the Plan and shall mean the right, subject to the provisions of this Plan, to receive a payment in cash equal to the difference between the specified exercise price of the SAR and the Fair Market Value of one Share.

(aa)     "SEC" shall mean the Securities and Exchange Commission.


(bb)     "Settlement Date" is defined in Section 6(g)(i) of the Plan.

(cc) "Share" or "Shares" shall mean the common stock of the Company, $0.01 par value, and other securities or property that may become the subject of Awards or become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

(dd) "Stock Compensation" shall mean any right granted under Section 6(e) of the Plan.

(ee)     "Tax Payment" is defined in Section 6(g)(ii) of the Plan.


SECTION 3.  ADMINISTRATION.

The Plan shall be administered by a committee composed solely of two or more "Non-Employee Directors" (as defined in Rule 16b-3) of the Company who are also "Outside Directors" (as defined in Section 162(m) of the Code) of the Company, which Committee shall be, except as hereinafter set forth, the Compensation Committee. In the event that the membership of the Compensation Committee shall fail to meet the foregoing criteria, then additional or different members of the Board of Directors shall be appointed by the Board to act for purposes of administering this Plan so that the committee administering this Plan shall consist solely of two or more "Non-Employee Directors." Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have authority to:

         (a)      designate Participants;

         (b) determine the type or types of Awards to be granted to an eligible Employee;

         (c) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards;

         (d) determine the terms and conditions of any Award and any subsequent amendments thereto;

         (e) determine to what extent and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended;

         (f) determine to what extent and under what circumstances any amount payable (in whatever form) with respect to an Award may be deferred either automatically or at the election of the holder thereof or the Committee;

         (g) provide for the acceleration of any time period relating to the vesting, exercise or realization of any Award so that the Award may be exercised or realized in full on or before a date fixed by the Committee; the Committee may, in its discretion, include other provisions and limitations in any Award Agreement as the Committee may deem equitable and in the best interests of the Company;

         (h) interpret and administer the Plan and any instrument or agreement relating to the Plan, including Award Agreements.

         (i) establish, amend, suspend, or waive any rules or regulations regarding the Plan, and appoint any agent the Committee shall deem appropriate for the proper administration of the Plan; and

         (j) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any stockholder of the Company and any Employee.

SECTION 4.  SHARES AND OTHER PROPERTY AVAILABLE FOR AWARDS.

         (a) Shares Available. Subject to adjustment as provided in Section 4(c), the number of Shares with respect to which Awards may be granted under the Plan shall be 3,000,000. The maximum aggregate number of Shares that may be awarded to any one Participant during any calendar year shall not exceed 1,000,000 such Shares.

         (b) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or treasury Shares.

         (c) Adjustments. (i) If all or any portion of an Award vests or is exercised subsequent to any stock dividend, rights distribution, split-up, recapitalization, combination or exchange of shares, merger, consolidation, acquisition of property or stock, spin-off or separation, reorganization, liquidation or other similar event (any one of which being hereafter referred to as a "Reorganization Event"), as a result of which shares or other securities of any class or rights shall be issued in respect of outstanding Shares, or Shares shall be changed into the same or a different number of shares of the same or another class or classes or other securities, the person exercising or otherwise entitled to such Award shall receive, except as may be otherwise determined by the Committee:

         (A) for the aggregate price payable upon such exercise of an Option, or upon vesting of an Award (other than an Option) denominated in Shares (1) the aggregate number and class of shares, rights or other securities for which a recognized market exists, and (2) a cash amount equal to the fair market value (as reasonably determined by the Committee) on such exercise or vesting date of any other property (other than regular cash dividend payments) and of any shares, rights or other securities for which no recognized market exists, which, if Shares (as authorized at the date of the granting of such Award) had been acquired at the date of granting of the Award for the same aggregate price (on the basis of the price per share, if any, provided in the Award) and had not been disposed of, such person or persons would be holding at the time of such exercise or vesting as a result of such acquisition and any such Reorganization Event, and

         (B) a cash amount upon the exercise of any SARs equal to the difference between the aggregate grant price of such SARs and the aggregate of (1) the fair market value, on the exercise date of any whole shares, rights or other securities for which a recognized market exists, and (2) the fair market value (as reasonably determined by the Committee) on such date of any other property (other than regular cash dividend payments) which the holder of a number of Shares equal to the number of such SARs, if such Shares had been purchased at the date of granting of such SARs and not otherwise disposed of, would be holding at the time of exercise of such SARs as a result of such purchase and any such Reorganization Event;

         provided, however, that no fractional Share, fractional right or other fractional security shall be issued upon any such exercise or vesting, and the aggregate price paid shall be appropriately reduced to reflect any fractional Share, fractional right or other fractional security not issued; and provided further, however, that if the exercise or vesting of any Award subsequent to any Reorganization Event would, pursuant to clause (A) of this Section 4(c)(i), require the delivery of shares, rights or other securities which the Company is not then authorized to issue or which in the sole judgment of the Committee cannot be issued without undue effort or expense, the person exercising or vesting in such Award shall receive, in lieu of such shares, rights or other securities, a cash payment equal to the Fair Market Value on the exercise or vesting date, as the case may be, as reasonably determined by the Committee, of such shares, rights or other securities. For purposes of applying the provisions of this Plan, the Preference Share Purchase Rights distributed to stockholders of the Company pursuant to the Rights Agreement shall be deemed not to have been distributed until the Distribution Date (as defined in the Rights Agreement).

                  (ii) In the event of any change in the number of Shares outstanding resulting from a Reorganization Event, the aggregate number and class of Shares remaining available to be awarded under this Plan shall be that number and class which a person, to whom an Award had been granted for all of the available Shares under this Plan on the date preceding such change, would be entitled to receive as provided in Section 4(c)(i).

                  (iii) Upon the occurrence of any Reorganization Event, the Committee shall be entitled (but shall not be required) to determine that new Award Agreements shall be entered into with Participants reflecting such event.

         (d) Share Counting. For purposes of determining at any time the number of Shares that remain available for grant under this Plan, the number of Shares then authorized pursuant to Section 4 of the Plan shall be (i) decreased by the "gross" number of Shares issued pursuant to exercised Awards, (ii) decreased by the "gross" number of Shares issuable pursuant to outstanding unexercised Awards, and (iii) increased by the number of Shares to which a Participant shall have forfeited, voluntarily surrendered or otherwise permanently lost his or her right to exercise or vest in an Award under any provision of this Plan or otherwise. As used herein, the "gross" number of Shares refers to the maximum number of Shares that may be issued upon the exercise of an Award. Should the exercise price of an Award under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Company in satisfaction of the withholding taxes incurred in connection with the exercise or vesting of an Award, then the number of Shares available for issuance under the Plan shall be reduced by the gross number of Shares for which the Award is exercised or which vest under the stock issuance, and not by the net number of Shares of Common Stock issued to the holder of such option. The provisions above shall be applied in a manner which will permit compensation generated under the Plan which is intended to constitute "performance-based" compensation for purposes of Section 162(m) of the Code to be treated as such "performance-based" compensation.

SECTION 5. ELIGIBILITY.

Any Employee who is (a) not a member of the Committee, and either (b) an executive officer of the Company or an executive officer of a subsidiary of the Company, or (c) a key employee of the Company or of a subsidiary of the Company designated as such by the Committee, shall be eligible to be designated a Participant by the Committee.

SECTION 6. AWARDS.

         (a) Options. In determining that an eligible Employee shall be granted an Option, the Committee shall determine, subject to the provisions of the Plan, the number of Shares to be covered by each Option, the purchase price therefor and the conditions and limitations applicable to the exercise of the Option, including the following terms and conditions and any additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine.

                  (i) Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee at the time each Option is granted; provided, that the purchase price per Share shall not be less than 100% of Fair Market Value on the date of such grant.

                  (ii) Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder.

         (b) Stock Appreciation Rights. Subject to the provisions of the Plan, in determining that an eligible Employee shall be awarded SARs, the Committee shall determine the number of Shares to be covered by each SAR Award, the grant price thereof and the conditions and limitations applicable to the exercise thereof. SAR Awards shall be payable in cash or in stock, as determined by the Committee, and may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to another Award. SARs granted in tandem with or in addition to another Award may be granted either at the same time as the other Award or at a later time.

                  (i) Grant Price. The grant price (strike price) of an SAR shall be determined by the Committee, provided, that the grant price shall not be less than 100% of Fair Market Value on the date of such grant.

                  (ii) Other Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine, at or after the grant of an SAR, the term, methods of exercise, and any other terms and conditions of any SAR.

         (c) Restricted Stock. Subject to the provisions of the Plan, in determining that an eligible Employee shall be awarded Restricted Stock, the Committee shall determine the number of Shares of Restricted Stock to be granted to each Participant, the duration of the restriction period during which, and the conditions under which, the Restricted Stock may be forfeited to the Company, and the other terms and conditions of the Awards.

                  (i) Dividends. Unless otherwise determined by the Committee, a Restricted Stock Award shall provide for the payment of dividends during its restriction period. Dividends paid on Restricted Stock may be paid directly to the Participant, may be subject to risk of forfeiture, or may be subject to transfer restrictions during any period established by the Committee, all as determined by the Committee in its discretion.

                  (ii) Registration. Any Restricted Stock may be evidenced in any manner deemed appropriate by the Committee, including book-entry registration or the issuance of stock certificates. If any stock certificate is issued with respect to Restricted Stock, the certificate shall be registered in the name of the Participant and may bear an appropriate legend referring to the terms, conditions, and restrictions applicable to the Restricted Stock. The Participant shall be entitled to exercise all voting rights with respect to the Restricted Stock during the restriction period.

                  (iii) Forfeiture. Except as otherwise determined by the Committee or the Chief Executive Officer, subject to Section 6(h)(vii)(D), upon termination of a Participant's employment with the Company for any reason, the provisions of Section 6(h)(vii)(B) and (C) shall apply with respect to Restricted Stock granted hereunder.

                  (iv) Issuance of Shares. Unrestricted Shares, evidenced in any manner as the Committee shall deem appropriate, shall be nonforfeitable and shall be issued to the Participant promptly after the applicable restrictions have lapsed or otherwise terminated or been satisfied.

         (d) Performance Awards. The Committee shall have authority to determine the Employees who may receive a Performance Award, which shall consist of a right, denominated or payable in cash, Shares, other securities or other property (including Restricted Stock), and that shall confer on the holder thereof, rights valued at an amount determined by the Committee and payable to or exercisable by the holder thereof, in whole or in part, upon the achievement of prescribed performance goals during prescribed performance periods as the Committee shall establish.

                  (i) Terms and Conditions. Performance Awards shall be based upon (A) achievement of a specified performance goal or goals established by the Committee, and (B) certification by the Committee prior to payment that the previously established performance goal(s) has been met. Performance goals under the Plan shall be based upon any one or a combination of (1) the total stockholder return ("TSR") of the Company during a specified performance period, either individually or in comparison with the TSR achieved by a specified group of other companies (a "Target Group") approved by the Committee, (2) the Company's return on equity ("ROE") during a specified period, either individually or in comparison with the ROE achieved by a Target Group, (3) the Company's return on investment ("ROI") during a specified period, either individually or in comparison with the ROI achieved by a Target Group, (4) the Company's earnings per Share during a specified period, or (5) the Company's final or average stock price compared with the stock price for an earlier specified date or period. For a given performance period, "TSR" means the (x) the final stock price at the end of the performance period, plus (y) the dividends paid during the performance period, divided by (z) the stock price at the beginning of the performance period. In addition to specifying the performance goal(s) to be achieved during any performance period, the Committee shall also specify the length of the performance period(s), the number of Shares subject to any Performance Award and the amount of any payment or transfer to be made pursuant to any Performance Award. For any Award that is intended to comply with Section 162(m) of the Code, specification of the performance goal(s) shall be made either (aa) prior to the beginning of the performance period, or (bb) not later than 90 days after the commencement of the performance period, provided that the outcome as to the attainment or non-attainment of the performance goal(s) is substantially uncertain when the specification is made and that no more than 25% of the performance period has elapsed. The Committee, in its sole discretion, may provide for a reduction in the value of a Performance Award during the performance period and prior to certification that the established performance goal(s) has been met.

                  (ii) Payment of Performance Awards. When earned, Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with procedures established by the Committee, on a deferred basis.

         (e) Stock Compensation. The Committee shall have authority to pay in Shares all or any portion of the amounts payable under any compensation program of the Company. The number and type of Shares to be distributed in lieu of the cash compensation applicable to any Award, as well as the terms and conditions of any bonus awards, shall be determined by the Committee.

         (f) Other Stock-Based Awards. The Committee is hereby authorized to grant to eligible Employees an "Other Stock-Based Award," which shall consist of a right

                  (i) that is not an Award or right described in Section 6(a),
(b), (c), (d), or (e) above, and

                  (ii) that is denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including securities convertible into Shares), as are deemed by the Committee to be consistent with the purposes of the Plan; provided, that any such rights must comply, to the extent deemed desirable by the Committee, with Rule 16b-3 and applicable law. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any Other Stock-Based Award.

         (g)      Exercise of Option or SAR Awards.

                  (i) Notice. Unless otherwise prescribed by the Committee, Awards may be exercised only by written notice of exercise (the "Exercise Notice"), in the form prescribed by the Committee, delivered to the Company to the Financial Benefit Plan Administration Manager or other Company official administering the Plan, and signed by the Participant or the representative or transferee thereof. The date on which the Exercise Notice is delivered to the Company shall be the "Notice Date." The Exercise Notice shall specify a date (the "Settlement Date"), not less than five business days nor more than ten business days following the Notice Date, upon which the Shares or other rights shall be issued or transferred to the Participant (or other person entitled to exercise the Award) and the Award's exercise price shall be paid to the Company.

                  (ii) Payment. Unless otherwise prescribed by the Committee, on the Settlement Date, the person exercising an Award shall tender to the Company full payment for the Shares or other rights with respect to which the Award is exercised, together with an additional amount equal to the amount of any taxes required to be collected or withheld by the Company in connection with the exercise of the Award (the "Tax Payment").

                  (iii) Tax Payment Election. Subject to the approval of the Committee, and to any rules and limitations as the Committee may adopt, a person exercising an Award may make the Tax Payment in whole or in part by electing, at or before the time of exercise of the Award, either (A) to have the Company withhold from the number of Shares otherwise deliverable a number of Shares whose Fair Market Value equals the Tax Payment, or (B) to deliver certificates for other Shares owned by the person exercising the Award, endorsed in blank with appropriate signature guarantee, having a Fair Market Value equal to the amount otherwise to be collected or withheld. Following any election to withhold Shares or deliver other Shares to make a Tax Payment, the Committee shall have sole discretion to approve or disapprove the election at any time prior to the Settlement Date. If the election is disapproved, the Tax Payment shall be made in cash, or in any combination of cash and Shares as the Committee may direct. If the Committee shall fail to disapprove the election prior to the Settlement Date, the election will be deemed approved.

                  (iv) Payment with Stock. Subject to approval by the Committee, a person exercising an Award for the receipt of Shares may pay for the Shares by tendering to the Company other Shares legally and beneficially owned by that person at the time of the exercise of the Award. If approved by the Committee, this method of exercise may include use of a procedure whereby a person exercising an Award may request that Shares received upon exercise of a portion of an Award be automatically applied to satisfy the exercise price for additional and increasingly larger portions of the Award. The certificate(s) representing any Shares tendered in payment of an Award's exercise price must be accompanied by a stock power duly executed with appropriate signature guarantees. The Committee may, in its sole discretion, refuse any tender of Shares in which case the Company shall promptly redeliver the Shares to the person exercising the Award and notify the person of the refusal as soon as practicable. In this event, the person may either (A) tender to the Company on the Settlement Date the cash amount required to pay for the Award's Shares, or (B) rescind the Exercise Notice. If the person elects to rescind his or her Exercise Notice, the person may again (subject to the other terms of this Plan) deliver an Exercise Notice with respect to the Award at any time prior to its expiration date.

                  (v) Valuation. Any calculation with respect to a Participant's income, required tax withholding or other matters required to be made by the Company upon the exercise of an Award shall be made using the Fair Market Value of the Shares on the Notice Date, whether or not the Exercise Notice is delivered to the Company before or after the close of trading on that date, unless otherwise specified by the Committee.

                  (vi) Rights as Stockholder. Except as provided in Section 6(c) of this Plan, until the issuance of the stock certificate(s) for Shares purchased hereunder (as evidenced by the appropriate entry on the books of the Company or any authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder of the Company shall exist with respect to such Shares, notwithstanding the exercise of any Award. No adjustment will be made for a dividend or other rights for which the record date is prior to the date the stock certificates evidencing such Shares are issued, except as otherwise provided in this Plan.

         (h)      General.

                  (i) Grants. Awards may be granted, in the discretion of the Committee, either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of other Awards or awards. The Committee may make the grant of any award subject to prior stockholder approval of the Plan, but any Award so granted by the Committee shall then be contingent upon stockholder approval of the Plan.

                  (ii) Forms of Payment by Company. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in any form as the Committee shall determine, including cash, Shares, other securities, other Awards or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. These rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments.

                  (iii) Limits on Transfer. Each Award, and each right under any Award, shall be exercisable only by the Participant during the Participant's lifetime, or if permissible under applicable law, (A) upon Participant's death, by the Participant's beneficiary, (B) for Option Awards other than an Incentive Stock Option Award, by an immediate family member as a transferee receiving the Award pursuant to a gift, or (C) by any transferee authorized by the Committee. Upon the Participant's death, each Award, and each right under any Award, shall be exercisable by the Participant's beneficiary designated under the Valero Energy Corporation Beneficiary Designation Form, or if there is no such designation, by the beneficiary designated in the Participant's will, or if there is no will, by the laws of descent and distribution. Without prior written approval from the Committee, no Award, and no right under any Award, may be assigned, pledged, sold or otherwise transferred or encumbered by a Participant otherwise than as provided in this Section and any purported assignment, pledge, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

                  (iv) Term of Awards. The term of each Award shall be for the period determined by the Committee; provided, that in no event shall the term of any Incentive Stock Option exceed a period of 10 years from the date of its grant.

                  (v) Share Certificates. All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to (A) all stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, (B) the rules, regulations, and other requirements of the SEC and any stock exchange upon which the Shares or other securities are then listed, (C) and any applicable federal or state laws. The Committee may cause a legend or legends to be put on any stock certificates to make appropriate reference to applicable restrictions.

                  (vi) Delivery of Shares or Other Securities and Payment of Consideration. No Shares or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement is received by the Company. Payment may be made in any form or method prescribed by the Committee, including cash, Shares, other securities, other Awards or other property, or any combination thereof, provided that the combined value, as determined by the Committee, of all cash and cash equivalents and the Fair Market Value of any Shares or other property tendered to the Company as of the date of such tender, is at least equal to the full amount required to be paid.

                  (vii) Termination of Employment.

                        (A) Except as otherwise provided in the Plan, or otherwise determined by the Committee and included in the applicable Award Agreement, an Option, SAR or Other Stock Based Award having an exercise provision (each an "Exercisable Award") vests to and/or may be exercised by a Participant only while the Participant is and has continually been since the date of the grant of the Exercisable Award an Employee. If a Participant's employment with the Company is voluntarily terminated by the Participant (other than through retirement, death or disability; see sub- Section (C) below), or is terminated by the Company for Cause, then any Exercisable Award previously granted to that Participant under the Plan which remains unexercised, whether vested or unvested, shall automatically lapse and be forfeited at the close of business on the date of the Participant's termination of employment. If a Participant's employment is involuntarily terminated by the Company other than for Cause, (1) that portion of any Exercisable Award which has not vested on or prior to such date of termination shall automatically lapse and be forfeited, and (2) all vested but unexercised Exercisable Awards previously granted to that Participant under the Plan shall automatically lapse and be forfeited at the close of business on the last business day of the twelfth month following the date of Participant's termination (or, in the case of an Incentive Stock Option Award, 12 months after the Participant's termination by reason of death or disability, or 3 months after any other termination), unless an Exercisable Award sooner expires according to its original terms.

                           (B)  Except as otherwise provided in the Plan, or
otherwise determined by the Committee and included in the applicable Award Agreement, if a Participant's employment with the Company is voluntarily terminated by the Participant (other than through retirement, death or disability; see sub-Section (C) below), or is terminated by the Company for Cause or without Cause, then any Restricted Stock or Performance Award previously granted to that Participant under the Plan which remains unvested, shall automatically lapse and be forfeited at the close of business on the date of the Participant's termination of employment.

                           (C)   Except as otherwise provided in the Plan, or
otherwise determined by the Committee and included in the applicable Award Agreement, if a Participant's employment is terminated because of retirement, death or disability (with the determination of disability to be made within the sole discretion of the Committee), any Award held by the Participant shall remain outstanding and vest or become exercisable according to the Award's original terms; provided, however, that any Restricted Stock held by the Participant which remains unvested as of the date of retirement, death or disability shall immediately vest and become non-forfeitable as of such date.

                           (D)   The Committee or the Chief Executive Officer
may prescribe new or additional terms for the vesting, exercise or realization of any Award; provided, however, that, in accordance with Article III. Section 4 of the Company's Bylaws, any such action with respect to the Chief Executive Officer or the President must be approved by the Board of Directors and any such action with respect to a Participant subject to Section 16 of the Exchange Act must be approved by the Committee.

                  (viii) Award Agreements. Awards shall be evidenced by Award Agreements having terms and conditions, not inconsistent with the Plan, as prescribed by the Committee. Award Agreements need not be uniform.

                  (ix) Deferral of Receipt. By filing a written request with the Committee or the Company not later than December 31st of any calendar year, a Participant may elect to defer receipt of all or any portion of any stock to be awarded pursuant to a Restricted Stock award, Performance Award or Other Stock-Based Award which, absent such election, the Participant would be entitled to receive during the calendar year following the Participant's request (hereafter referred to as the

"Deferred Award"). The Deferred Award will be delivered to the Participant on January 2nd of the second calendar year following the calendar year in which the deferral election is made. Successive elections may be made with respect to the same Deferred Award to defer from year to year the receipt of such Deferred Award. Each Participant shall be solely responsible for determining the personal income tax effect of making any deferral election; the Company makes no representation that such election shall have the effect of deferring receipt of any income attributable to the Deferred Award for federal income tax purposes.

SECTION 7.  AMENDMENT AND TERMINATION.

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

         (a) Amendments to the Plan. The Committee or the Board may amend, suspend or terminate the Plan without the consent of any stockholder, Participant, other holder or beneficiary of an Award, or other Person; provided that notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the stockholders of the Company no amendment, suspension, or termination may be made that would:

                  (i) materially increase the total number of Shares available for Awards under the Plan (except as provided in Section 4);

                  (ii) change the class of employees eligible to receive Awards under the Plan; or

                  (iii) permit Awards encompassing rights to purchase Shares to be granted with a per Share grant, exercise or purchase price of less than the Fair Market Value of a Share on the date of grant thereof.

         (b) Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted; provided that, no change in any Award shall reduce the benefit accruing to any Participant without the consent of the Participant; and provided further that, no amendment, without the approval of the stockholders, may be made to any outstanding Option to lower the purchase price per Share under that Option (or to cancel and replace any outstanding Option with a new Option having a lower purchase price per Share).

         (c) Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms, conditions, and criteria of Awards in recognition of unusual or nonrecurring events (including the events described in Section 4(c) of the Plan) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or in recognition of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. Notwithstanding the foregoing, with respect to any Award intended to qualify as performance-based compensation under Section 162(m) of the Code, no adjustment shall be authorized to the extent the adjustment would cause the Award to fail to qualify unless otherwise determined in the sole discretion of the Committee.

SECTION 8.  CHANGE OF CONTROL.

         (a) Effect. If a Change of Control shall occur, each Award held by a Participant pursuant to the Plan shall remain in full force and effect until the earlier of (i) the expiration date of the Award, or (ii) 90 days following the Participant's date of termination of employment with the Company.

         (b)      Defined. A Change of Control shall be deemed to occur when:

                  (i) the stockholders of the Company approve any agreement or transaction pursuant to which: (A) the Company will merge or consolidate with any other Person (other than a wholly owned subsidiary of the Company) and will not be the surviving entity (or in which the Company survives only as the subsidiary of another entity); (B) the Company will sell all or substantially all of its assets to any other Person (other than a wholly owned subsidiary of the Company); or (C) the Company will be liquidated or dissolved; or

                  (ii) any "person" or "group" (as these terms are used in Section 13(d) and 14(d) of the Exchange Act) other than the Company, any subsidiary of the Company, any employee benefit plan of the Company or its subsidiaries, or any entity holding Shares for or pursuant to the terms of such employee benefit plans, is or becomes an "Acquiring Person" as defined in the Rights Agreement (or any successor Rights Agreement) (or, if no Rights Agreement is then in effect, such person or group acquires or holds such number of shares as, under the terms and conditions of the most recent such Rights Agreement to be in force and effect, would have caused such person or group to be an "Acquiring Person" thereunder); or

                  (iii) any "person" or "group" shall commence a tender offer or exchange offer for 15% or more of the Shares then outstanding, or for any number or amount of Shares which, if the tender or exchange offer were to be fully subscribed and all Shares for which the tender or exchange offer is made were to be purchased or exchanged pursuant to the offer, would result in the acquiring person or group directly or indirectly beneficially owning 50% or more of the Shares then outstanding; or

                  (iv) individuals who, as of any date, constitute the Board (the "Incumbent Board") thereafter cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person or group other than the Board; or

                  (v) the occurrence of the Distribution Date (as defined in the Rights Agreement); or

                  (vi) any other event determined by the Board or the Committee to constitute a "Change of Control" hereunder.

         (c) Actions of Committee. In addition to the Committee's authority set forth in Section 7(c) of the Plan, in order to maintain the Participants' rights in the event of any Change of Control, the Committee, as constituted before the Change of Control, is hereby authorized, and has sole discretion, as to any Award, either at the time the Award is made hereunder or any time thereafter, to take any one or more of the following actions:

                  (i) provide for the acceleration of any time periods relating to the vesting, exercise or realization of the Award so that the Award may be exercised or realized in full on or before a date fixed by the Committee;

                  (ii) provide for the purchase of any Award, upon the Participant's request, for an amount of cash equal to the amount that could have been attained upon the exercise of the Award or realization of the Participant's rights in the Award had the Award been currently exercisable or payable;

                  (iii) adjust any outstanding Award as the Committee deems appropriate to reflect the Change of Control; or

                  (iv) cause any outstanding Award to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation after the Change of Control. The Committee may in its discretion include other provisions and limitations in any Award Agreement as it may deem equitable and in the best interests of the Company.

SECTION 9. GENERAL PROVISIONS.

         (a) No Rights to Awards. No Employee, Participant or other Person shall have any claim to be granted any Award. The Committee is not required to treat uniformly the Employees, Participants, or holders or beneficiaries of Awards when making grants of Awards under the Plan. The terms and conditions of Awards are not required to be the same with respect to each recipient.

         (b) Delegation. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or managers of the Company or any Affiliate, or to a committee of such officers or managers, the authority, subject to the terms and limitations the Committee shall determine, to grant Awards to, or to cancel, modify or waive rights with respect to, or to amend, suspend, or terminate Awards held by, Employees who are not deemed "officers" or "directors" of the Company for purposes of Section 16 of the Exchange Act, or who are otherwise not subject to Section 16.

         (c) Withholding. The Company or any Affiliate is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes with respect to an Award, its exercise, the lapse of restrictions thereon, payment or transfer under an Award or under the Plan, and to take any other action necessary in the opinion of the Company to satisfy all obligations for the payment of the taxes.

         (d) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect any other compensation arrangements.

         (e) No Right to Employment. The grant of an Award shall not be construed as creating a contract of employment or giving Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

         (f) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Texas and applicable federal law.

         (g) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

         (h) NYSE Listing and Other Laws and Regulations. Notwithstanding anything to the contrary contained in this Plan, in any Award, or any Award Agreement or other agreement entered into under this Plan, the grant or making of any Award shall be conditional and shall be granted or awarded subject to acceptance of the shares of Common Stock deliverable pursuant to the Award for listing on the NYSE. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of the Shares or other consideration might violate any applicable law or regulation, violate any regulation for admission or trading on the NYSE, or entitle the Company to recover any consideration or proceeds under Section 16 of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded.

         (i) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or any fiduciary relationship between the

Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

       (j) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

       (k) Code Section 162(m). It is intended for the Plan to meet the requirements of Section 162(m) of the Code so that the Committee may, in its discretion, make Awards of Options, Stock Appreciation Rights and Performance Awards that constitute "performance-based" compensation within the meaning of such section. If any provision of the Plan would not otherwise permit the Plan to meet the requirements of Section 162(m) of the Code, such provision shall be construed or deemed amended to conform with the requirements of such section; provided that, no such construction or amendment shall have an adverse effect on the economic value of any Award previously granted hereunder.

       (l) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. The headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

       (m) Construction. Use of the term "including" in this Plan shall be construed to mean "including but not limited to."

SECTION 10.  EFFECTIVE DATE OF THE PLAN.

The Plan shall be effective May 10, 2001, provided the Plan is approved by the stockholders of the Company.

SECTION 11.  TERM OF THE PLAN.

The Plan shall expire on May 10, 2011. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award made prior to, and outstanding on such date, shall remain valid in accordance with its terms and conditions, and the authority of the Board or the Committee to amend, suspend, or terminate any such Award or to waive any conditions or rights under any such Award in accordance with the Plan, shall extend beyond such date.

                                   APPENDIX B

                            VALERO ENERGY CORPORATION
                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                                     CHARTER
                              (Adopted May 4, 2000)

I.     PURPOSE

       The primary purpose of the Audit Committee ("Committee") of the Board of Directors of Valero Energy Corporation (the "Company") is to assist the Board of Directors in fulfilling its oversight responsibilities by: reviewing the financial reports and other financial information provided by the Company to any governmental body or to the public, and reviewing processes established by management to assess whether an adequate system of financial reporting and internal control is functioning within the Company. The Committee's primary responsibilities are to:


       o Serve as an independent and objective party to monitor the Company's financial reporting process and internal control system.

       o Review the audit activities of the Company's independent accountants and internal auditors.

       o Provide an open avenue of communication among the Company's independent accountants, its management, its internal auditing department, and the Board of Directors.

       The Committee will fulfill these responsibilities by carrying out the activities described in Section III of this Charter, in accordance with the parameters set forth in Section II of the Charter.

II.    COMMITTEE MEMBERSHIP REQUIREMENTS

       The Committee shall be comprised of at least three directors as determined by the Board of Directors. The Board of Directors will designate one member of the Committee to chair the committee. Each member of the Committee shall be an independent director or be otherwise eligible to serve on the Committee pursuant to the parameters for eligibility set forth by the Securities and Exchange Commission and the New York Stock Exchange.

       Specifically, each member of the Committee shall be financially literate, or become financially literate within a reasonable period of time after appointment to the Committee. The Board of Directors will exercise its business judgment to appoint Committee members who fulfill this requirement. In addition, at least one Committee member shall possess accounting or related financial management expertise. The Board of Directors will exercise its business judgment to appoint at least one Committee member who fulfills this requirement.

III.   COMMITTEE FUNCTIONS.

                  A. Meetings. The Committee undertakes to meet at least three times each year. The Committee will report to the Board of Directors regarding any significant discussions or findings relating to the meetings of the Committee.

                  B. Charter. The Committee shall annually review and reassess the adequacy of this Charter.

                  C. Independent Accountants. The independent accountants for the Company are ultimately accountable to the Board of Directors and the Committee. The Committee undertakes the following with respect to the Company's independent accountants.

                     1. The Committee will recommend annually to the Board of
                  Directors the name of the independent accountants to be appointed to conduct an examination and audit of the financial statements of the Company and its subsidiaries.

                     2. The Committee will review with the appropriate officers of the Company the terms of the independent accountants' engagement with the Company, including fee estimates for arranged audit services and special services.

                     3. The Committee will require the independent accountants
                  to submit to the Committee at least annually a written report delineating all relationships between the independent accountants and the Company (and its subsidiaries) as well as the independent accountants' assessment of whether any such relationships affect their ability to serve as independent accountants for the Company. The Committee will discuss with the appropriate officers of the Company and the independent accountants any disclosed relationships or services that may impact the objectivity and independence of the independent accountants. The Committee will recommend that the Board of Directors take appropriate action in response to the independent accountants' report to satisfy itself of the independent accountants' independence.

                     4. Before the Company files its Annual Report on Form 10-K with the Securities and Exchange Commission, the Committee will review and discuss with the appropriate officers of the Company and the independent accountants any report or information delivered to the Committee by the independent accountants and required to be discussed under the Statement on Auditing Standards (SAS) No. 61, as may be amended or superseded, regarding the scope and results of the independent accountants' audit.

                     5. The Committee shall review the audited financial
                  statements of the Company with the appropriate officers of the Company and the independent accountants, and make a recommendation to the Board of Directors whether the audited financial statements should be included in the Company's Annual Report on Form 10-K.

                     6. The Committee shall review the independent accountants'
                  internal control report and the adequacy of the Company's internal controls with the appropriate officers of the Company and the independent accountants.

                  D. The Company's Internal Auditors. The Committee will review the Company's annual internal audit plan and annual internal audit performance report with the appropriate officers of the Company, including its Internal Audit Director, and the independent accountants. The Committee will also review the Company's internal audit reports and its completed and active internal audit projects with the appropriate officers of the Company, including its Internal Audit Director, and the independent accountants.

                  E. Environmental and Safety Matters. The Committee will review annually the Company's and its subsidiaries' compliance with applicable environmental and safety laws and regulations and the results of internal environmental and safety assessment and compliance programs with the appropriate environmental and safety personnel of the Company.

                  F. Reporting. The Committee will prepare and deliver to the Company a report of the Committee for inclusion in the Company's annual proxy statement. The report will contain all of the information required by the Securities and Exchange Commission pursuant to its rules and regulations pertaining to reports of audit committees included in proxy statements.

                  G. Other Activities. In its discretion, the Committee will perform the following activities when deemed necessary or appropriate.

                     1. The Committee will meet separately with the Company's
                  financial and executive officers, including the Internal Audit Director, and the Company's independent accountants to assess whether any conditions may exist that could impair the working relationship between the independent accountants and the Company's management.

                     2. The Committee will review compliance with the Company's policies regarding conflicts of interest and employee trading of securities, and inquire about any fraud or significant conflicts of interest.

                     3. The Committee will review any legal proceedings
                  affecting the Company or its subsidiaries that could have a material adverse effect on the Company's financial statements.

                     4. The Committee will consider any other matters in
                  relation to the financial affairs of the Company and its accounts, and in relation to audits of the Company, as the Committee may determine to be advisable.

                                                      VALERO ENERGY CORPORATION
                                PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

The Board of Directors recommends a vote FOR     FOR  WITHHOLD  FOR ALL EXCEPT
ALL Nominees listed under Item 1 and FOR         ALL     ALL    NOMINEE(S) WRITTEN BELOW
Items 2 and 3.

1. Election of Directors
   Nominees: 01 - Ruben M. Escobedo               -       -      -
             02 - Lowell H. Lebermann                                  -----------------------
             03 - William B. Richardson                                 Nominee Exception(s)

                                                 FOR  AGAINST   ABSTAIN                                FOR  AGAINST   ABSTAIN

2. Approval of Executive Stock Incentive Plan     -       -      -        3. Ratification of Arthur     -       -      -
                                                                             Andersen LLP as auditors
                                                                                 for 2001.

                                                                                             Sign here exactly as name(s) appear on
                                                                                             this card.

                                                                                             Dated                            , 2001
                                                                                                   ---------------------------

                                                                                             (x)
                                                                                                ------------------------------------

                                                                                             (x)
                                                                                                ------------------------------------

                                                                                             I (we) hereby revoke all proxies
                                                                                             previously given to vote at the meeting
                                                                                             or any adjournments thereof and
                                                                                             acknowledge receipt of the Notice of
                                                                                             Annual Meeting and Proxy Statement. If
                                                                                             signing for a corporation or
                                                                                             partnership or as agent, attorney or
                                                                                             fiduciary, indicate full title or
                                                                                             capacity in which you are signing.

------------------------------------------------------------------------------------------------------------------------------------

                                                      o FOLD AND DETACH HERE o

                                         YOU CAN VOTE YOUR SHARES BY TELEPHONE OR INTERNET!

                                 QUICK o EASY o IMMEDIATE o AVAILABLE 24 HOURS A DAY o 7 DAYS A WEEK

VALERO ENERGY CORPORATION encourages you to take advantage of convenient ways to vote your shares. If voting by proxy, you may vote by mail, or choose one of the two methods described below. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card. To vote by telephone or Internet, read the 2001 proxy statement and then follow these easy steps:

                                        --------------------------------------------------------------------------------------------
                                        Call toll free 1-877-482-6151 in the United States or Canada any time on a touch tone
TO VOTE BY PHONE                        telephone. There is NO CHARGE to you for the call.

                                        Enter the 6-digit Control Number located above.

                                        Option #1: To vote as the Board of Directors recommends on the proposals: Press 1

                                                   When asked, confirm your vote by pressing 1

                                        Option #2: If you choose to vote on the proposals separately, press 0 and follow the simple recorded instructions.
                                        --------------------------------------------------------------------------------------------

                                        --------------------------------------------------------------------------------------------
                                        Go to the following Website:
TO VOTE BY INTERNET
                                        www.computershare.com/us/proxy

                                        Enter the information requested on your computer screen, including your 6-digit Control
                                        Number located above.

                                        Follow the simple instructions on the screen. There is NO CHARGE to you to vote.
                                        --------------------------------------------------------------------------------------------

                             If you vote by telephone or the Internet, DO NOT mail back the proxy card.

                                                        THANK YOU FOR VOTING!

                            VALERO ENERGY CORPORATION
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
         FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 10, 2001.

     The undersigned hereby appoint(s) each of William E. Greehey, Gregory C. King and Jay D. Browning as Proxies, with full power of substitution, to represent and to vote all the shares of common stock of Valero Energy Corporation ("Valero") which the undersigned would be entitled to vote at the Annual Meeting of Stockholders to be held in San Antonio, Texas on Thursday, May 10, 2001, including any adjournment thereof, with respect to the matters set forth in the Notice of Annual Meeting and Proxy Statement. When properly executed, this proxy will be voted in accordance with the directions indicated, or if no direction is made, will be voted for all of the nominees listed under
Item 1 and for Items 2 and 3. For shares allocated to a participant's account pursuant to any Employee Stock Plan of Valero, this proxy will constitute an instruction to the plan trustee as to how such shares are to be voted. In their discretion, the Proxies are authorized to vote upon any other matter that may properly come before the meeting and to vote for a substitute if a nominee named in Proposal 1 is unable to serve.

The Board of Directors recommends a vote FOR~ALL~Nominees listed under Item 1 and FOR Items 2 and 3.

   YOUR VOTE IS IMPORTANT. PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM
           PROMPTLY USING THE ENCLOSED ENVELOPE, OR VOTE BY TELEPHONE
                 OR BY THE INTERNET BY FOLLOWING THE DIRECTIONS
                              ON THE REVERSE SIDE.

                            (Please See Reverse Side)